corrs.com.au Quay Quarter Tower 50 Bridge Street, Sydney NSW 2000, Australia GPO Box 9925, Sydney NSW 2001, Australia corrs.com.au Syndicated Loan Note Subscription Agreement – Project Mustang Regional Express Holdings Limited as Borrower The Guarantors specified in the Key Details The Original Lenders specified in the Key Details Air T Lending 25.1, LLC as Facility Agent P.T. Limited in its capacity as trustee of the Project Mustang Security Trust as Security Trustee

Corrs Chambers Westgarth 3445-6323-2315v7 i Syndicated Loan Note Subscription Agreement – Project Mustang Contents 1 Interpretation 4 1.1 Definitions 4 2 Facility and purpose 17 2.1 Facility 17 2.2 Approved Purpose 17 2.3 Cancellation 17 3 Conditions precedent 17 3.1 Conditions precedent to initial Drawing 17 3.2 Additional conditions precedent to each Drawing 17 3.3 Delivery of Loan Note Deed Poll 18 3.4 Conditions precedent for Finance Parties' benefit only 18 4 Requesting and providing Drawings 18 4.1 Drawdown Notice 18 4.2 Form of Drawdown Notice 18 4.3 Loan Note 18 4.4 Drawdown Notice irrevocable 18 4.5 Drawdown Notice for Finance Parties' benefit only 19 4.6 Agreement to provide Drawing 19 4.7 Subscription and issue of Loan Notes 19 4.8 Facility Agent’s and Registrar’s obligations 19 4.9 Excluded issue 19 5 Interest and fees 20 5.1 Interest 20 5.2 Capitalisation of Interest 20 5.3 Security Trustee’s fees 20 5.4 Interest Rate Notice 20 6 Repayment and prepayment 21 6.1 Final Repayment Date 21 6.2 Mandatory prepayment – insurance proceeds 21 6.3 Voluntary prepayment 21 6.4 Interest and costs 21 6.5 Irrevocable notice 21 6.6 Apportionment of prepayments 22 6.7 Re-borrowing of repayments and prepayments 22 7 Representations and warranties 22 7.1 General representations and warranties 22 7.2 Secured Property representations and warranties 23 7.3 Repetition 23

Corrs Chambers Westgarth 3445-6323-2315v7 ii Syndicated Loan Note Subscription Agreement – Project Mustang 7.4 Reliance 24 8 Undertakings 24 8.1 General undertakings 24 8.2 Provision of information 24 8.3 Reporting 25 8.4 Insurance undertakings 25 8.5 Secured Property undertakings 25 8.6 Real Property undertakings 26 8.7 Restrictive undertakings 26 9 Default 27 9.1 Events of Default 27 9.2 Powers on default 28 9.3 Investigating Experts 29 10 Not used 29 11 Guarantee and indemnity 29 11.1 Guarantee 29 11.2 Indemnity 29 11.3 Ipso Facto Event 30 11.4 Demand 30 11.5 Time of demand 30 11.6 Principal obligations 30 11.7 No recourse to Security Document or other rights 30 11.8 Continuing guarantee 30 11.9 Increases in Guaranteed Money 31 11.10 Contingent amounts 31 11.11 Preservation 31 11.12 No obligation to marshal 32 11.13 Suspension of rights 32 12 Costs and expenses 33 12.1 Costs, charges and expenses 33 12.2 Taxes 33 12.3 Facility Agent services 33 13 Indemnities 34 13.1 General indemnity 34 13.2 Prepayment indemnity 34 13.3 Indemnity to the Facility Agent 35 13.4 Operation of indemnities 35 13.5 Duration 35

Corrs Chambers Westgarth 3445-6323-2315v7 iii Syndicated Loan Note Subscription Agreement – Project Mustang 14 Payments 35 14.1 Payments 35 14.2 Deduction and withholdings 35 14.3 Not used 36 14.4 Not used 36 14.5 Capitalisation of interest 36 14.6 Merger 36 14.7 Currency 36 14.8 Goods and Services Tax 36 14.9 Payments to the Facility Agent 37 14.10 Distributions by the Facility Agent 37 14.11 Distributions to an Obligor 37 14.12 Clawback and pre-funding 37 14.13 Facility Agent a Defaulting Finance Party 38 14.14 Partial payments 38 14.15 Disruption to payment systems etc. 39 14.16 Rounding 39 14.17 Conduct of Finance Parties 39 15 Illegality and increased costs 40 15.1 Illegality 40 15.2 Increased costs 40 16 Register 41 16.1 Appointment of Registrar 41 16.2 Establishment and maintenance of Register 41 16.3 Location of Register 41 16.4 Information required in Register 41 16.5 Register is paramount 42 16.6 Update and correction of Register 42 16.7 Inspection of Register 42 16.8 Certif ied extracts f rom Register available 42 16.9 Retirement or removal of Registrar 42 17 Anti-money laundering 43 17.1 Finance Party may block transactions 43 17.2 Obligors to provide information 43 17.3 Finance Parties may disclose information 43 17.4 No breach 43 17.5 Capacity of Obligors 43 18 Notices 43 18.1 Communications in writing 43

Corrs Chambers Westgarth 3445-6323-2315v7 iv Syndicated Loan Note Subscription Agreement – Project Mustang 18.2 Addresses 44 18.3 Delivery 44 18.4 Notification of address and email address 44 18.5 Email communication 44 18.6 Communication through secure website 45 18.7 Reliance 46 18.8 English language 47 18.9 Digitally signed notices 47 19 Disclosure of information 47 19.1 Specif ic disclosure by Finance Parties 47 19.2 General disclosure by Finance Parties 48 19.3 Personal Information 48 20 PPS Act 48 20.1 Confidentiality 48 20.2 PPS Act further assurances 49 20.3 PPS Act undertakings 49 20.4 PPS Act costs and expenses 49 20.5 No PPS Act notice required unless mandatory 50 21 Assignments and syndication 50 21.1 Assignment by Obligors 50 21.2 Assignment by Finance Parties 50 21.3 Substitution certif icates 50 21.4 Tax Gross-up on assignment or novation by Lender 51 22 Relationship of Lenders to Facility Agent 52 22.1 Authority 52 22.2 Instructions and extent of discretion 52 22.3 Rights and discretions 53 22.4 Facility Agent not a fiduciary 54 22.5 No liability 54 22.6 Delegation 54 22.7 Reliance on documents and experts 54 22.8 Notice of transfer 55 22.9 Notice of default 55 22.10 Facility Agent as Lender and banker 55 22.11 Exclusion of liability 55 22.12 Indemnity to Facility Agent and Lenders 56 22.13 Independent investigation of credit 57 22.14 No monitoring 57 22.15 Information 57

Corrs Chambers Westgarth 3445-6323-2315v7 v Syndicated Loan Note Subscription Agreement – Project Mustang 22.16 Replacement of Facility Agent 57 22.17 Amendment of Finance Documents 59 22.18 No obligations 60 22.19 Responsibility for documentation 60 22.20 Know your customer 60 22.21 Deduction from amounts payable by the Facility Agent 60 23 Proportionate sharing 61 23.1 Sharing 61 23.2 Refusal to join in action 62 23.3 Arrangements with unrelated parties 62 24 General 62 24.1 Further assurances 62 24.2 Reinstatement of rights 62 24.3 Certif icates 63 24.4 Rights 63 24.5 No merger 63 24.6 Waivers, variations and consents 63 24.7 Time of the essence 64 24.8 Invalidity 64 24.9 Set-off 64 24.10 Acknowledgment by Obligors 64 24.11 Counterparts 64 24.12 Governing law and jurisdiction 65 25 Construction 65 25.1 Interpretation 65 25.2 PPS Act defined terms 66 25.3 Business Day rule 66 25.4 Effect of statutes and regulations 66 25.5 Finance Parties' rights and obligations 66 25.6 Limitation of liability of Security Trustee 67 25.7 Inconsistency 67 25.8 Trustee Obligor 67 25.9 Multiple persons comprising the Guarantor 67 Schedule 1 – Guarantors 69 Schedule 2 – Conditions precedent 70 Schedule 3 – Verification Certificate 72 Schedule 4 – Drawdown Notice 75

Corrs Chambers Westgarth 3445-6323-2315v7 vi Syndicated Loan Note Subscription Agreement – Project Mustang Schedule 5 – Substitution certificate 76 Schedule 6 – Form of Loan Note Deed Poll 79 Execution 83

Corrs Chambers Westgarth

Key Details

1	**Date**	
2	**Parties**	

Borrower

Name	**Regional Express Holdings Limited** ACN 099 547 270
Address	81-83 Baxter Road, Mascot NSW 2020
Attention	Director/Company Secretary/General Counsel
Email	xxxx@airt.com

Guarantor

Name	Each entity specified in **schedule 1**
Address	As specified in **schedule 1**
Email	As specified in **schedule 1**
Attention	As specified in **schedule 1**

Original Lenders

Name	**Air T Lending 25.1, LLC**
Address	5000 W 36th Street, Suite 200, Minneapolis MN 55416
Attention	General Counsel
Email	xxxx@airt.com
Commitment	$50,000,000

Facility Agent

Name	**Air T Lending 25.1, LLC**
Address	5000 W 36th Street, Suite 200, Minneapolis MN 55416
Attention	General Counsel
Email	xxxx@airt.com

Security Trustee

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Syndicated Loan Note Subscription Agreement – Project Mustang 1

Corrs Chambers Westgarth 3445-6323-2315v7 2 Syndicated Loan Note Subscription Agreement – Project Mustang Name Address Attention Email P.T. Limited ACN 004 454 666 in its capacity as trustee of the Project Mustang Security Trust Level 14, 123 Pitt Street SYDNEY NSW 2000 Manager, Agency & Trustee xxxx@perpetual.com.au 3 Facility Total Commitment $50,000,000 plus any interest which is capitalised pursuant to clause 5.2 Drawdown Period The period commencing on the date of this document and ending on the date 5 Business Days prior to the Final Repayment Date. Approved Purpose To assist the Borrower: (a) to fund working capital purposes and capital expenditure of the Group; (b) to fund payment of costs and expenses of the Group in connection with ‘catch up’ engine care and maintenance program and airworthiness expenditure; (c) to pay fees and costs payable under this document; and (d) to apply monies toward any such other purpose as may be approved by the Facility Agent in writing. Final Repayment Date The date which is 5 years af ter the date of Financial Close. 4 Fees Interest Rate 12% per annum, subject to clause 5.4 Other fees Any security trustee fees which are payable in accordance with clause 5.3. 5 Security Documents The Security Documents include the following: • General Security Agreement • Aircraf t Security • Each Real Property Mortgage

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Corrs Chambers Westgarth

Agreed terms

1 Interpretation

1.1 Definitions

In this document these terms have the following meanings:

138 Elizabeth Avenue Property	The property located at 138 Elizabeth Avenue, Forest Hills NSW 2650 with title reference xxxx.
140 Elizabeth Avenue Property	The leasehold interest in the lease with registration number xxxx in connection with the property known as Hangar Site, Hangar No. xxxx, located at 140 Elizabeth Avenue, Forest Hills NSW 2650 with title reference xxxx.
Accounting Standards	Accounting standards under the Corporations Act and, if not inconsistent with those accounting standards, generally accepted accounting principles and practices in Australia consistently applied.
Aircraft Security	The specific security deed dated on or about the date of this document granted by the Borrower, Rex Investments Holdings Pty Ltd and Regional Express Pty Ltd in favour of the Security Trustee over aircraft.
Approved Purpose	A purpose so specified in **item 3** the Key Details.
Approved Valuation	A valuation that: (a) is undertaken by an independent valuer acceptable to the Facility Agent; (b) is addressed to each Lender and the Security Trustee for security purposes; (c) is no more than three months old at the time it is provided to the Finance Parties; (d) is at the cost of the Borrower; and (e) is otherwise in form and substance satisfactory to the Facility Agent.
ASIC	The Australian Securities & Investments Commission or the Government Body that succeeds it.
Associate	Has the meaning given in section 128F(9) of the *Tax Act*.
Australian Interest Withholding Tax	Any Tax required to be withheld or deducted from a payment or deemed payment of interest (or amount in the nature of interest) under any Finance Document under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the *Taxation Administration Act 1953* (Cth).
Authorisation	Includes:

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	(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Body; or
	(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Government Body intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.
Authorised Representative	(a)	In respect of an Obligor, its director or secretary or other person notified to the Facility Agent and the Security Trustee by that Obligor as being authorised to act as its authorised representative for the purposes of the Finance Documents and in respect of which:
		(i) that person's identity has been verified to each Finance Party's satisfaction in order to complete that Finance Party's KYC Checks; and
		(ii) the Facility Agent and the Security Trustee have no notice of revocation of that authority; and
	(b)	in respect of a Finance Party, an officer of that Finance Party whose title of office contains the word "Director", "Associate", "Head", "Executive", "Senior Manager", "Manager", "Counsel" or "President" or a person performing the functions of any of them.
Avoided Transaction		Any payment, settlement, transaction, transfer or other dealing by or on behalf of an Obligor in connection with any Finance Document which is or becomes avoided for any reason, including:
	(a)	as a result of any law relating to bankruptcy, insolvency or the protection of creditors; or
	(b)	any legal limitation, disability or incapacity of or affecting any person.
Bill		A "Bill of Exchange" as defined in the *Bills of Exchange Act 1909* (Cth).
Borrower		The person so described in **item 2** of the Key Details.
Bowral Place Property		The property located at 2 Bowral Place, Mitchell Park, Victoria with title reference xxxx.
Business Day		A day that is not a Saturday, Sunday or any other day which is:
	(a)	a public holiday or a bank holiday in the New South Wales or the Australian Capital Territory;
	(b)	a public holiday or a bank holiday in New York; or
	(c)	a day falling between 24 December and 2 January (inclusive) in any particular year.
Commitment	(a)	In relation to each Original Lender, the amount specified as being its "Commitment" in **item 2** of the Key Details and the amount of any other Commitment transferred to it under this document; and
	(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this document,

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5

Corrs Chambers Westgarth 3445-6323-2315v7 6 Syndicated Loan Note Subscription Agreement – Project Mustang to the extent not cancelled, reduced or transferred by it under this document. Commonwealth Commonwealth of Australia as represented by the Department of Inf rastructure, Transport, Regional Development, Communications, Sport and the Arts ABN 86 267 354 017. Commonwealth Finance Documents (a) The Commonwealth New Loan Facility; (b) the Commonwealth Secured Perpetual Note; (c) each other “Finance Document” as defined in, and for the purposes of , the Commonwealth New Loan Facility; (d) each other “Commonwealth Finance Document” as defined in, and for the purposes of, the Commonwealth Secured Perpetual Note. Commonwealth New Loan Facility The document entitled “Facility Agreement” dated on or about the date of this document between, among others, the Commonwealth and the Borrower. Commonwealth Secured Perpetual Note The document entitled “Commonwealth Facility Agreement” originally dated 11 November 2024 and further amended and restated on or about the date of this document between, among others, the Commonwealth and the Borrower. Control Has the meaning given in section 50AA of the Corporations Act and in respect of an entity (as defined in the Corporations Act) includes the direct or indirect power to directly or indirectly direct the management or policies of the entity or control the membership or voting of the board of directors or other governing body of the entity (whether or not the power has statutory, legal or equitable force or arises by means of statutory, legal or equitable rights or trusts, agreements, arrangements, understandings, practices, the ownership of any interest in marketable securities, bonds or instruments of the entity or otherwise). Controller Has the meaning given in the Corporations Act. Corporations Act The Corporations Act 2001 (Cth). CPI The Consumer Price Index (all groups – weight average of eight capital cities) published by the Australian Bureau of Statistics. Default (a) An Event of Default; or (b) a Potential Event of Default. Defaulting Finance Party Any Finance Party: (a) which (in any capacity) has failed to make a payment when due under this document or has notif ied a party that it will not make such a payment, except where: (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within two Business Days of its due date; or

Corrs Chambers Westgarth 3445-6323-2315v7 7 Syndicated Loan Note Subscription Agreement – Project Mustang (ii) the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question; (b) which (in any capacity) has otherwise rescinded or repudiated a Finance Document; or (c) which: (i) is or is adjudicated to be insolvent; (ii) applies or resolves to be wound up, given protection against creditors or placed in bankruptcy or any analogous process; or (iii) is subject to the appointment of a liquidator, administrator, manager, trustee in bankruptcy or any analogous process. Disruption Event Either or both of : (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of , any of the parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party preventing that, or any other party: (i) f rom performing its payment obligations under the Finance Documents; or (ii) f rom communicating with other parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of , the party whose operations are disrupted. Drawdown Date In respect of a Drawing, the date on which that Drawing is or is proposed to be made. Drawdown Notice A notice referred to in clause 4.1(a). Drawdown Period The period so specif ied in item 3 of the Key Details. Drawing The outstanding principal amount of a drawdown made by way of subscription of Loan Notes issued by the Borrower under the Facility or deemed to be made in accordance with clause 5. Encumbrance (a) Any Security Interest; (b) any right, interest or arrangement which has the ef fect of giving another person a preference, priority or advantage over creditors, including any right of set-of f ; (c) any right that a person (other than the owner) has to remove something f rom land (known as a prof it à prendre), easement, public right of way, restrictive or positive covenant, caveat, lease or licence to use or occupy; or

Corrs Chambers Westgarth 3445-6323-2315v7 8 Syndicated Loan Note Subscription Agreement – Project Mustang (d) any third party right or interest in property, or any right arising as a consequence of the enforcement of a judgement, or any agreement to create any of them or allow them to exist. Event of Default Has the meaning given to that term in clause 9.1. Excluded Tax (a) A Tax imposed by a jurisdiction on, or calculated by reference to, the net income of a Finance Party in a jurisdiction because the Finance Party has a connection with that jurisdiction, other than a Tax: (i) calculated by reference to the gross amount of a payment (without allowing for any deduction) derived by the Finance Party under a Finance Document or any other document referred to in a Finance Document; or (ii) imposed because the Finance Party is taken to be connected with that jurisdiction solely by being a party to a Finance Document or a transaction contemplated by a Finance Document; and (b) Australian Interest Withholding Tax. Facility The facility provided under clause 2.1(a). Facility Agent The person so specif ied in item 2 of the Key Details. Final Repayment Date The date so specified in item 3 of the Key Details or such later date as the Facility Agent (acting on the instructions of all Lenders) may agree to in writing. Finance Documents (a) This document and each notice or certif icate under it; (b) the Loan Note Deed Poll; (c) the Security Trust Deed; (d) the Security Documents; (e) the Intercreditor Deed; (f ) the Security Trustee Fee Letter; (g) a substitution certificate or other notice referred to in clause 21.3; and (h) any other document the Borrower and the Facility Agent agree in writing is a "Finance Document" for the purposes of this document. Finance Lease Any lease or hire purchase contract which would, in accordance with Accounting Standards, be treated as a f inance or capital lease. Finance Party (a) A Lender; (b) the Facility Agent; (c) the Security Trustee; or (d) any assignee or transferee of any of the above. Financial Close The Drawdown Date for the initial Drawing.

Corrs Chambers Westgarth

Financial Indebtedness	Includes any indebtedness or other liability (present or future, actual or contingent) relating to any financial accommodation including: (a) an advance or loan; (b) drawing, accepting, endorsing, discounting, collecting or paying a bill of exchange, cheque or other negotiable instrument; (c) entering into any agreement or transaction in connection with raising financial accommodation as a result of which a debt or liability or a contingent debt or liability will or might arise (including any Finance Lease, hire purchase agreement or title retention agreement); (d) any preference share or unit categorised as debt under Accounting Standards; (e) any commodity, currency or interest rate swap agreement, forward exchange rate agreement or futures contract (as defined in any statute); (f) any Guarantee relating to any financial accommodation; and forbearing to require immediate payment of any moneys owing or contingently owing on any account, for any reason whatsoever.
Financial Statements	(a) A statement of financial performance; (b) a statement of financial position; and (c) a statement of cashflow, together with any notes to those documents and any accompanying reports, statements, declarations and other documents or information.
General Security Agreement	The general security agreement dated on or about the date of this document granted by each Obligor in favour of the Security Trustee over all of their present and after acquired property.
Government Body	The Crown, a government, a government department, or a governmental, semi-governmental, statutory, administrative, parliamentary, provincial, public, municipal, local, judicial or quasi-judicial body.
Group	The Borrower and each of its Subsidiaries except Rex Airlines Pty Ltd ACN 642 400 048.
GST	The meaning given to that term in section 195-1 of *A New Tax System (Goods and Services Tax) Act 1999* (Cth).
Guarantee	(a) A guarantee, indemnity, undertaking, letter of credit, Security Interest, acceptance or endorsement of a negotiable instrument or other obligation (actual or contingent) given by any person to secure compliance with an obligation by another person; (b) an obligation (actual or contingent) of a person to ensure the solvency of another person or the ability of another person to comply with an obligation, including by the advance of money or the acquisition for valuable consideration of property or services; or

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Corrs Chambers Westgarth 3445-6323-2315v7 10 Syndicated Loan Note Subscription Agreement – Project Mustang (c) an option under which a person is obliged on the exercise of the option to buy: (i) any debt or liability owed by another person; or (ii) any property which is subject to a Security Interest. Guaranteed Money All of the Secured Money owing by the Borrower. Guarantor The persons so described in item 2 of the Key Details. Illegality Has the meaning given to that term in clause 15.1(a). Initial Period Has the meaning given to that term in the Intercreditor Deed. Insolvency Event Any of the following events in the case of a corporation: (a) the corporation is dissolved (whether pursuant to Chapter 5A of the Corporations Act or otherwise); (b) a Controller, liquidator, provisional liquidator or voluntary administrator is appointed in respect of the corporation or any of its assets; (c) an application (other than an application which is withdrawn or dismissed within seven days of it having been made) is made to a court or a meeting is convened, or a resolution is passed (or notice is given of such meeting or resolution) or a notice is issued or any other step is taken by any person for the corporation to be wound up (other than as a members' voluntary winding up) or dissolved or for the appointment of a liquidator, provisional liquidator, voluntary administrator in respect of the corporation or any of its assets; (d) the corporation: (i) resolves to enter into, or enters into, a scheme of arrangement, a deed of company arrangement or a composition with its creditors or an assignment for their benef it (other than a solvent winding up or solvent reorganisation of any Obligor); (ii) suspends payment of its debts or proposes or is subject to a moratorium of its debts; or (iii) takes proceedings or actions similar to those mentioned in this paragraph (d) as a result of which the corporation's assets are, or are proposed to be, submitted to the control of its creditors; (e) the corporation seeks or obtains protection from its creditors under any statute or any other law; (f ) the corporation is unable to pay all of its debts as and when they become due and payable or is deemed to be insolvent under any provision of the Corporations Act or any statute or any other law; (g) any attachment, distress, execution or other process is made or levied against any asset of the corporation and is not satisf ied within 10 Business Days; or

Corrs Chambers Westgarth

(h) an event occurs in relation to the corporation which is analogous to anything referred to above or which has a substantially similar effect.

Insurance All of the insurance which an Obligor is required to maintain under any Transaction Document.

Insurance Policy Each policy, certificate or other document evidencing the terms of any Insurance.

Intellectual Property Any intellectual or industrial property including:

(a) a patent, trade mark, service mark, copyright, registered design, trade secret, plant breeder's right, domain name or confidential information; or

(b) a licence or other right to use or to grant the use of any of the foregoing or to be the registered proprietor or user of any of the foregoing.

Intercreditor Deed The intercreditor deed dated on or about the date of this document between, the Obligors, the Facility Agent, the Security Trustee and the Commonwealth.

Interest Payment Date Each 31 March, 30 June, 30 September and 31 December.

Interest Rate The rate so specified in **item 4** of the Key Details.

Interest Rate Notice A notice referred to in **clause 5.4(a)**.

Ipso Facto Event The Borrower is the subject of:

(a) an announcement, application, compromise, arrangement, managing controller or administration as described in sections 415D(1), 434J(1) or 451E(1) of the Corporations Act; or

(b) any process which under any law with a similar purpose may give rise to a stay on, or prevention of, the exercise of contractual rights.

James Schofield Drive Property The leasehold interest in lease with registration number xxxx, known as 'xxxx' located at James Schofield Drive, Adelaide Airport SA 5950 (with title reference xxxx).

Key Details The section of this document headed Key Details.

KYC Checks For a Finance Party, that Finance Party's 'know your customer' or similar identification and verification checks and procedures required for that Finance Party to comply with the *Anti-Money Laundering and Counter-Terrorism Financing Act 2006* (Cth) and any other law or regulation of Australia or comparable law or regulation of another country, and to manage anti-money laundering, counter-terrorism financing or economic and trade sanctions risk.

Lease (a) A lease, charter, hire purchase or hiring arrangement of any property;

(b) a right to use any Intellectual Property;

(c) a right to use a franchise; or

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Corrs Chambers Westgarth 3445-6323-2315v7 12 Syndicated Loan Note Subscription Agreement – Project Mustang (d) an agreement under which property is or may be used or operated by a person other than the owner. Lender (a) An Original Lender; or (b) any person which has become a Lender in accordance with clause 21, which in each case has not ceased to be a Lender in accordance with the terms of this document. Licence Any consent, permit or licence under any statute or any other law or any Authorisation held or required to be held by or on behalf of an Obligor in connection with the Secured Property or an activity or business conducted in connection with the Secured Property. Loan Note A loan note: (a) having a principal amount of $1.00; and (b) issued for a subscription price of 100% of its principal amount under this document and the Loan Note Deed Poll, and, in this document, references to a Loan Note include a reference to the corresponding interest in the Loan Note Deed Poll. Loan Note Deed Poll A deed poll executed by the Obligors substantially in the form of Schedule 6. Majority Lenders (a) If there are 2 or less Lenders, all Lenders; and (b) at any other time, a Lender or Lenders whose Commitments aggregate at least 66 ⅔% of the Total Commitment (or, if the Total Commitment has been reduced to zero, at least 66 ⅔% of the Total Commitment immediately prior to the reduction). Where a Lender’s Commitment has been reduced to zero, but it has an outstanding participation in any outstanding Drawing, then, for this purpose, its Commitment will be taken to be the aggregate amount of its participation in the relevant outstanding Drawings. Material Adverse Effect A material adverse ef fect on: (a) the ability of the Obligors as a whole to comply with their obligations under the Finance Documents; (b) the f inancial condition or business of the Obligors as a whole; (c) the ef fectiveness, priority or enforceability of this document or any of the Finance Documents. Material Documents (a) Any Licence; (b) any other document the Facility Agent and the Borrower agree in writing is a "Material Document" for the purposes of this document. Obligors (a) The Borrower; and (b) the Guarantor, and Obligor means each or either one of them as the context requires. Original Lender Each person so described in item 2 of the Key Details.

Corrs Chambers Westgarth 3445-6323-2315v7 13 Syndicated Loan Note Subscription Agreement – Project Mustang Permitted Disposal Any sale, lease, transfer or other disposal: (a) made in the ordinary course of trading of the disposing entity; (b) of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose; (c) of worn out or obsolete assets or of surplus assets no longer required for the ef f icient operation of the business; (d) of inventory pursuant to an inventory f inancing or repurchase arrangement, where such arrangements are on arm's length terms; (e) disposals of leases or licenses in the ordinary course of business that do not materially interfere with the business of the Obligors taken as a whole; (f ) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (a) to (e) above) does not exceed $5,000,000 (or such other amount as approved by the Facility Agent (acting on the instructions of all Lenders)) in any f inancial year; (g) permitted in accordance with clause 7 of the Intercreditor Deed; or (h) any other disposal for which the Facility Agent (acting on the instructions of all Lenders) has given its prior written consent. Permitted Encumbrance (a) Any Security Document or any other Encumbrance created under, or as permitted by, any Finance Document; (b) each Encumbrance granted by an Obligor in favour of the Commonwealth which is subject to the Intercreditor Deed; (c) each Security Interest which is recorded against an Obligor on the PPSR as at the date of this document; (d) any agreement with respect to the acquisition of assets on title retention terms where that agreement was entered into in the ordinary course of its ordinary business; (e) a lien arising by operation of law in the ordinary course of day-to- day trading and not securing Financial Indebtedness, where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith; (f ) a charge or lien arising in favour of a Government Body by operation of statute unless there is default in payment of money secured by that charge or lien; (g) any rights of set-of f , netting or combination of accounts; (h) any Security Interest provided for by any of the following transactions if the transaction does not, in substance, secure payment or performance of an obligation: (i) a transfer of an account or chattel paper;

Corrs Chambers Westgarth 3445-6323-2315v7 14 Syndicated Loan Note Subscription Agreement – Project Mustang (ii) a commercial consignment; or (iii) a PPS Lease; and (i) any other Encumbrance for which the Facility Agent (acting on the instructions of all Lenders) has given its prior written consent. Permitted Financial Accommodation Any loan or other f inancial accommodation: (a) made by an Obligor to another Obligor; (b) comprising trade credit extended by an Obligor on normal commercial terms and in the ordinary course of its business; (c) comprising deposits with a bank or f inancial institution provided such deposits do not secure Financial Indebtedness; or (d) any other loan or financial accommodation made by an Obligor for which the Facility Agent (acting on the instructions of all Lenders) has given its prior written consent. Permitted Financial Indebtedness (a) Financial Indebtedness owing by an Obligor under the Finance Documents; (b) Financial Indebtedness which is subject to the Intercreditor Deed; (c) Financial Indebtedness incurred by an Obligor in connection with the purchase and acquisition of one or more aircraf ts where such Financial Indebtedness is secured solely by the relevant aircraf t or aircraf ts which it has funded; (d) Financial Indebtedness under a Finance Lease in the ordinary course of business of a Borrower where the lessor may only have recourse to the assets leased; (e) Financial Indebtedness owing by the Obligors not covered by paragraphs (a) to (d) above (inclusive) provided that the aggregate amount of Financial Indebtedness of the Obligors permitted by this paragraph (d) does not exceed $10,000,000; and (f ) any other Financial Indebtedness approved in writing by the Facility Agent (acting on the instructions of all Lenders). Personal Information Has the meaning given to that term by the Privacy Law. Potential Event of Default Any event or circumstance which (on the giving of notice, lapse of time or fulf ilment of any condition, or any combination of any of the foregoing) would become an Event of Default or non-satisfaction of any condition under a Finance Document. PPS Act The Personal Property Securities Act 2009 (Cth). PPS Lease Has the meaning given to that term in the PPS Act. PPSR The register maintained under the PPS Act. Principal Outstanding At any time, the aggregate amount at that time of all Drawings which remain outstanding. Privacy Law (a) The Privacy Act 1988 (Cth);

Corrs Chambers Westgarth

	(b)	any Australian legislation from time to time in force which affects privacy rights or Personal Information; and
	(c)	any rules, regulations, guidelines, orders or other instruments issued under the legislation referred to in paragraphs (a) and (b).
Real Property	(a)	The 138 Elizabeth Avenue Property;
	(b)	the 140 Elizabeth Avenue Property;
	(c)	the James Schofield Drive Property; and
	(d)	the Bowral Place Property.
Real Property Mortgage	Each real property mortgage in respect of the relevant Real Property dated on or about the date of this document granted by the Obligor who owns that Real Property in favour of the Security Trustee.	
Receiver	A receiver or receiver and manager of the Secured Property appointed under any Security Document.	
Register	The register to be established and maintained under **clause 16**.	
Registrar	The person appointed under **clause 16.1** as the "Registrar".	
Related Entity	In respect of an entity, another entity which is related to that first entity within the meaning of section 50 of the Corporations Act or is in any economic entity (as defined in any approved accounting standard) which contains the first entity.	
Representative	In respect of a person, an officer, employee, contractor or agent of that person.	
Reserve Requirement	Any law or official requirement, directive, policy or guideline of the Reserve Bank of Australia, the Australian Prudential Regulation Authority, any other central bank or Government Body or the Bank for International Settlements (or its successor).	
Restructuring Coordination Deed	The document entitled "Restructuring Coordination Deed – Regional Express Airlines" dated on or about the date of this document between the Commonwealth and others.	
Rex Regional Commitments	Has the meaning given to that term in the Intercreditor Deed.	
Secured Money	Has the meaning given to it in the Security Trust Deed.	
Secured Property	Any asset which is subject to a Security Interest in favour of or for the benefit of the Finance Parties under a Security Document.	
Security	Any document or transaction which reserves or creates a Security Interest.	
Security Documents	(a)	The documents described in **item 5** of the Key Details and any Security or Guarantee at any time which is collateral to any of them; and
	(b)	any other document the Borrower and the Facility Agent agree in writing is a "Security Document" for the purposes of this document.

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Syndicated Loan Note Subscription Agreement – Project Mustang
15

Corrs Chambers Westgarth 3445-6323-2315v7 16 Syndicated Loan Note Subscription Agreement – Project Mustang Security Interest (a) In relation to any personal property, has the same meaning as in the PPS Act; and (b) in relation to any other property, means any charge, mortgage, pledge, bill of sale, hypothecation, lien, arrangement concerning the deposit of documents evidencing title, trust, power, title retention arrangement or any other covenant or arrangement of any nature made to secure the payment of money or the observance of an obligation. Security Trust The "Project Mustang Security Trust" established under the Security Trust Deed. Security Trust Deed The security trust deed dated on or prior to the date of this document between, among others, the Borrower and the Security Trustee. Security Trustee The person so specif ied in item 2 of the Key Details. Security Trustee Fee Letter Any fee letter between the Security Trustee and the Borrower. Share Of a Lender, in respect of a Drawing, means the proportion of that Lender's participation in that Drawing to the amount of that Drawing, as determined under clause 4.6(c). Subsidiary The meaning given in the Corporations Act but also includes, in respect of any entity, another entity whose Financial Statements are required by Accounting Standards to be included in that f irst entity's consolidated Financial Statements. Tax Act The Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth) (as applicable). Taxes Charges, deductions, duties (including stamp duty and transaction duty), fees, imposts, levies, taxes (including any consumption tax, goods and services tax and value added tax) and withholdings (together with any interest, penalties, fines and expenses in connection with any of them). Total Commitment The aggregate of the Commitments being, as at the date of this document, the amount so specif ied in item 3 of the Key Details. Transaction Documents (a) The Finance Documents; and (b) the Material Documents. Transaction Party Any person other than a Finance Party who is a party to a Finance Document. Unused Commitment At any time, the Total Commitment at that time less the Principal Outstanding (excluding any Drawings deemed to be made under clause 5). Verification Certificate A certif icate in or substantially in the form of Schedule 3.

Corrs Chambers Westgarth 3445-6323-2315v7 17 Syndicated Loan Note Subscription Agreement – Project Mustang 2 Facility and purpose 2.1 Facility Subject to the other provisions of this document: (a) (Facility) the Lenders agree to provide to the Borrower, by subscribing for Loan Notes to be issued by the Borrower under the Loan Note Deed Poll, a facility of an amount not exceeding the Total Commitment; (b) (availability) the Borrower may use the Facility by making one or more requests for Drawings during the Drawdown Period; and (c) (Loan Note Deed Poll) the Facility Agent and each Lender agree to be bound by the Loan Note Deed Poll. 2.2 Approved Purpose (a) The Borrower may only use a Drawing for an Approved Purpose. No Finance Party is obliged to enquire as to whether a Drawing is used for an Approved Purpose. (b) The Borrower must repay to the Facility Agent any part of a Drawing not used for an Approved Purpose within 5 Business Days of the Drawdown Date for that Drawing . 2.3 Cancellation The Unused Commitment will be automatically cancelled on the earlier of : (a) the Drawdown Date for the initial Drawing; and (b) 5.00 pm on the last Business Day of the Drawdown Period. 3 Conditions precedent 3.1 Conditions precedent to initial Drawing (a) The Borrower may not deliver a Drawdown Notice in respect of the initial Drawing and a Lender is not obliged to provide any Commitment or participate in the initial Drawing unless and until the Facility Agent has received each of the items set out in Schedule 2 in form and substance satisfactory to the Facility Agent (acting on the instructions of all Lenders). (b) The Facility Agent will notify the Borrower and the Lenders promptly upon being so satisf ied of receipt of the conditions precedent in clause 3.1(a). 3.2 Additional conditions precedent to each Drawing Except to the extent the Facility Agent otherwise agrees (acting on the instructions of all Lenders), the obligations of each Lender to make available a Drawing are and remain subject to the further conditions precedent that: (a) (Drawdown Notice) the Facility Agent has received a Drawdown Notice in respect of that Drawing in accordance with clause 4; (b) (Total Commitment): the Principal Outstanding (excluding any Drawings deemed to be made pursuant to clause 5) would not, if that Drawing (and any other Drawings

Corrs Chambers Westgarth 3445-6323-2315v7 18 Syndicated Loan Note Subscription Agreement – Project Mustang requested for provision on the same day) were to be provided, exceed the Total Commitment; and (c) (no Default) no Default is subsisting or would result from the provision of that Drawing. 3.3 Delivery of Loan Note Deed Poll (a) Before the date of Financial Close, the Obligors must sign and seal the Loan Note Deed Poll and forward it to the Facility Agent who must hold it in escrow pending satisfaction of clause 3.3(b). (b) On receipt of each Lender's Share of the total amount of the f irst Drawing under the Facility, the Facility Agent must date the Loan Note Deed Poll and the Obligors will then be taken to have delivered the Loan Note Deed Poll which is then released from escrow under clause 3.3(a). 3.4 Conditions precedent for Finance Parties' benefit only The conditions precedent set out in this document are for the Finance Parties' benefit only and the Facility Agent (acting on the instructions of all Lenders) may waive any of them at any time and in any manner. 4 Requesting and providing Drawings 4.1 Drawdown Notice (a) To make a Drawing, the Borrower must give a notice to the Facility Agent by 2.00 pm at least f ive clear Business Days (or such shorter period as the Facility Agent (acting on the instructions of all Lenders) may otherwise approve) before the proposed Drawdown Date specif ied in the notice. (b) The Facility Agent will give prompt notice to each Lender of the contents of each Drawdown Notice and the amount of each Lender's Share of each Drawing requested. 4.2 Form of Drawdown Notice A Drawdown Notice must be: (a) (in prescribed form) duly completed in the form of Schedule 4 or such other form as the Facility Agent may approve; (b) (signed) signed by an Authorised Representative of the Borrower; and (c) (minimum Drawing) for a minimum amount of $5,000,000 (or such lesser amount as the Facility Agent (acting on the instructions of all Lenders) may otherwise approve). 4.3 Loan Note Each issue of Loan Notes comprises a Drawing. 4.4 Drawdown Notice irrevocable A Drawdown Notice is irrevocable and is effective from the time of its actual receipt in legible form by the Facility Agent.

Corrs Chambers Westgarth 3445-6323-2315v7 19 Syndicated Loan Note Subscription Agreement – Project Mustang 4.5 Drawdown Notice for Finance Parties' benefit only The requirement of a Drawdown Notice is for the Finance Parties' benefit only and the Facility Agent (acting on the instructions of all Lenders) may waive the requirement at any time and in any manner. 4.6 Agreement to provide Drawing (a) Subject to the other provisions of this document, if the Borrower requests a Drawing, then each Lender agrees to make available its Share of that Drawing to the Facility Agent in immediately available funds by 11.00 am (local time in the place of payment) on the relevant Drawdown Date for the account of the Borrower. (b) A Lender is not obliged to make available its Share of a Drawing if , as a result, its participation in that Drawing would exceed its Commitment. (c) Each Lender will participate in each Drawing rateably according to its Commitment. 4.7 Subscription and issue of Loan Notes Each of the Lenders, the Facility Agent and the Borrower agree that, on each Drawdown Date: (a) each Lender will subscribe for Loan Notes by providing its Share of the total amount of the proposed subscription price specif ied in the relevant Drawdown Notice (or, in relation to a Drawing which is deemed to be made pursuant to clause 5, the amount to be capitalised under that clause); and (b) the Borrower will issue to the Lenders Loan Notes which have an aggregate principal amount outstanding equal to the proposed subscription price specif ied in the relevant Drawdown Notice (or, in relation to a Drawing which is deemed to be made pursuant to clause 5, the amount to be capitalised under that clause). Each Loan Note is issued on the conditions set out in the Loan Note Deed Poll by the Registrar entering the Loan Notes in the Register. 4.8 Facility Agent’s and Registrar’s obligations (a) On receipt of any payment f rom a Lender under clause 4.7, the Facility Agent must: (i) pay that amount in the manner specified in the Drawdown Notice or as otherwise provided for in this document; and (ii) as Registrar, issue the Loan Notes referred to in clause 4.7 by entering them in the Register. (b) In relation to a Drawing which is deemed to be made pursuant to clause 5.2, the Facility Agent must, as Register, issue Loan Notes referred to in clause 4.7. 4.9 Excluded issue The Borrower must ensure that each Loan Note is issued in a manner which does not require disclosure to investors under Part 6D.2 of the Corporations Act.

Corrs Chambers Westgarth 3445-6323-2315v7 20 Syndicated Loan Note Subscription Agreement – Project Mustang 5 Interest and fees 5.1 Interest The Borrower must pay to the Facility Agent (for the account of the Lenders) interest on the Principal Outstanding from and including the Drawdown Date for the initial Drawing until the Principal Outstanding is repaid in full. Interest under this clause 5.1: (a) (rate) accrues at, subject to clause 5.4, the Interest Rate; (b) (basis of calculation) is to be calculated daily on the basis of a 360 day year and based on a 30 day month and for the actual number of days elapsed from and including the day when the money on which the interest is payable becomes owing by the Borrower until but excluding the day of payment of that money; and (c) (payment) subject to clause 5.2, is payable on each Interest Payment Date. 5.2 Capitalisation of Interest (a) During the Initial Period, the Facility Agent may elect to capitalise the payment of any portion of interest payable on any Interest Payment Date under clause 5.1, provided that interest of no more than 6% per annum may be capitalised on that Interest Payment Date. Such interest shall be capitalised (which will be deemed to be a Drawing with a Drawdown Date of the relevant Interest Payment Date). (b) Af ter the Initial Period, if interest payable on an Interest Payment Date under clause 5.1 is not paid by the Borrower, the Facility Agent may (subject to the Intercreditor Deed), by no later than 10 Business Days after the Interest Payment Date, elect to capitalise the payment of such interest. Such interest shall be capitalised (which will be deemed to be a Drawing with a Drawdown Date of the relevant Interest Payment Date). (c) To avoid doubt, if the Facility Agent elects to capitalise the payment of interest in accordance with this clause 5.2, no Event of Default shall arise by reason of non- payment of interest on the relevant Interest Payment Date. 5.3 Security Trustee’s fees The Borrower must pay the Security Trustee (for its own account) a non-refundable security trustee fee in accordance with the Security Trustee Fee Letter or on such other terms as the Borrower and the Security Trustee may from time to time agree in writing (which, if such terms increase the fees payable to the Security Trustee (other than those already contemplated by the current Security Trustee Fee Letter or any other Finance Document) by more than CPI in any year, must be agreed by the parties to the Intercreditor Deed). 5.4 Interest Rate Notice (a) The Facility Agent (on behalf of all Lenders) may, at any time, in its absolute discretion, unilaterally vary the Interest Rate under this document by written notice to the Borrower (Interest Rate Notice), provided that: (i) the varied Interest Rate specified in the Interest Rate Notice must be no less than 6.00% per annum and no more than 12.0% per annum; (ii) there is Principal Outstanding owing under this document as at the date of the Interest Rate Notice; and

Corrs Chambers Westgarth 3445-6323-2315v7 21 Syndicated Loan Note Subscription Agreement – Project Mustang (iii) the Facility Agent has notif ied the Commonwealth of the Interest Rate Notice pursuant to paragraph (a) of the def inition of “Relevant Interest Rate” in the Intercreditor Deed. (b) The Facility Agent may (on behalf of all Lenders) issue more than one Interest Rate Notice. (c) The parties acknowledge and agree that, on and from the date specif ied in a relevant Interest Rate Notice the Interest Rate for the purposes of this document will be varied to the interest rate specif ied in that Interest Rate Notice. 6 Repayment and prepayment 6.1 Final Repayment Date Subject to the other provisions of this document, on the Final Repayment Date the Borrower must: (a) (Principal Outstanding) repay to the Facility Agent (for the account of the Lenders) the Principal Outstanding; and (b) (other amounts) pay to the Facility Agent (for the account of the Finance Parties) all interest, fees and other money payable by it under the Finance Documents. 6.2 Mandatory prepayment – insurance proceeds If an Obligor is required to pay the proceeds of any claim under an Insurance Policy to the Facility Agent as a prepayment in accordance with the Intercreditor Deed, then that Obligor must, within two Business Days of receipt of any such proceeds, pay those proceeds to the Facility Agent (for the account of the Lenders) in or towards repayment of the Principal Outstanding. 6.3 Voluntary prepayment (a) (amount) Subject to this clause 6 and the Intercreditor Deed, the Borrower may prepay any Drawing or a part of it on any Business Day. (b) (notice) The Borrower may only make a prepayment by giving to the Facility Agent 5 Business Days' prior written notice (or such shorter period agreed by the Facility Agent) specifying the prepayment date and the amount of the prepayment. (c) (prepay) The Borrower must prepay in accordance with any notice given. 6.4 Interest and costs In respect of any amounts prepaid, the Borrower must pay to the Facility Agent (for the account of the Lenders): (a) interest on the amount prepaid up to the date of payment; and (b) any amounts payable under clause 13.2 as a consequence of that prepayment. 6.5 Irrevocable notice Any prepayment notice given under this clause 6 is irrevocable and is effective f rom the time of its actual receipt in legible form by the Facility Agent.

Corrs Chambers Westgarth 3445-6323-2315v7 22 Syndicated Loan Note Subscription Agreement – Project Mustang 6.6 Apportionment of prepayments Except where expressly specified, repayments and prepayments under this clause 6 will be applied in or towards repayment or prepayment of the Principal Outstanding (rateably in reduction of the respective participations of all Lenders). 6.7 Re-borrowing of repayments and prepayments Amounts repaid or prepaid in accordance with this clause 6 are not available to be re- borrowed. 7 Representations and warranties 7.1 General representations and warranties Each Obligor represents and warrants to the Finance Parties that, unless otherwise disclosed to the Facility Agent in writing and accepted and agreed to by the Facility Agent in writing: (a) (status) it has been duly incorporated as a company limited by shares under the Corporations Act and is validly existing under those laws and has power and authority to carry on its business as it is now being conducted; (b) (due authority) it has power to enter into, and to comply with its obligations under, and has taken all necessary corporate action to authorise its entry into, and comply with its obligations under, the Transaction Documents to which it is a party and the transactions contemplated by those documents; (c) (Authorisations) it has in full force and effect the Authorisations necessary to enter into the Transaction Documents to which it is a party and to comply with its obligations under them and to allow them to be enforced; (d) (valid obligations) each of its obligations under the Transaction Documents to which it is a party constitute its legal, valid and binding obligations and are completely and lawfully enforceable against it in accordance with their terms, subject to any necessary stamping and registration requirements, laws and defences af fecting creditors' rights generally and the availability of equitable remedies; (e) (no contravention) it is not, and will not by entering into the Transaction Documents to which it is a party or the transactions under them be, in contravention of : (i) any law, regulation, or any directive of any Government Body applicable to it; (ii) any obligation, undertaking, deed or warranty binding upon it in any material respect; or (iii) its constituent documents; (f ) (law, Authorisations) it has complied with all laws and Authorisations applicable to it or its business in all material respects; (g) (Financial Statements properly prepared) its Financial Statements: (i) have been properly prepared in accordance with Accounting Standards; and (ii) give a true and fair view and represent its f inancial condition and operations during the relevant f inancial year, in each case except as otherwise disclosed in those Financial Statements;

Corrs Chambers Westgarth 3445-6323-2315v7 23 Syndicated Loan Note Subscription Agreement – Project Mustang (h) (pari passu ranking) subject to the Intercreditor Deed, its payment obligations under the Finance Documents to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies or trusts generally; (i) (Financial Indebtedness) it has no Financial Indebtedness from any person other than Permitted Financial Indebtedness; (j) (no proceedings) there is no current, impending or threatened proceeding, suit, enquiry or other action which may affect it, a Licence or the Secured Property before any tribunal, court, commission, or Government Body, the adverse outcome of which may have a Material Adverse Ef fect; (k) (no Default) it is solvent and no Default subsists or would be likely to occur (other than any Potential Event of Default which has been notified to the Facility Agent in writing) as a result of any party (other than a Finance Party) entering into the Finance Documents to which it is a party and complying with its obligations under them; (l) (corporate representations): (i) it has f iled with ASIC all corporate notices and other documents as required by the Corporations Act and all such f ilings are complete and accurate; and (ii) it will receive reasonable commercial benef its by reason of the execution and delivery of the Transaction Documents to which it is a party; and (m) (good title) it has a good, valid and marketable title to the assets necessary to carry on its business as presently conducted and it has such valid Leases or Licences of , and such appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted. 7.2 Secured Property representations and warranties Each Obligor represents and warrants to the Finance Parties that, unless otherwise disclosed to the Facility Agent in writing and accepted and agreed to by the Facility Agent in writing: (a) (priority) subject to any perfection requirements and equitable principles and laws af fecting creditor's rights generally, each Security Interest which each Finance Document to which it is a party purports to create exists and has the priority which the Finance Parties have agreed to; (b) (financing statement data) all data disclosed to the Finance Parties by it or on its behalf upon a request by a Finance Party or its legal counsel in connection with any application by or on behalf of the Facility Agent or the Security Trustee to register a f inancing statement or any f inancing change statement with respect to the Security Interests constituted under any Security Document is correct and not misleading in any material respect; and (c) (ownership) it is the sole legal and beneficial owner of its Secured Property f ree f rom any Encumbrance, other than any Permitted Encumbrance, and it has the right to grant a Security Interest in the Secured Property under the Security Documents and any other Finance Documents to which it is a party. 7.3 Repetition Except to the extent disclosed and accepted by the Facility Agent in writing, the representations and warranties in clauses 7.1 and 7.2 are taken to be also made:

Corrs Chambers Westgarth 3445-6323-2315v7 24 Syndicated Loan Note Subscription Agreement – Project Mustang (a) (Drawdown Date) on the day each Drawing is requested and on each Drawdown Date; and (b) (each month) on the last Business Day of each month. 7.4 Reliance Each Obligor acknowledges that the Finance Parties are granting or agreeing to grant the Facility and entering into the Finance Documents in reliance on the representations and warranties in clauses 7.1 and 7.2. 8 Undertakings 8.1 General undertakings Each Obligor must: (a) (comply with obligations) comply with its obligations under the Material Documents to which it is a party and not do, or omit to do, anything which may cause any breach, default or termination of the Material Documents to which it is a party ; (b) (comply with laws) comply in all material respects with: (i) all laws binding on it and any of its assets; and (ii) all requirements or orders of any Government Body; (c) (obtain Authorisations) obtain, keep in force and comply with the terms of all Authorisations necessary to enable it to enter into the Transaction Documents to which it is a party, fully comply with its obligations under them and allow them to be enforced; (d) (maintain written financial records) keep proper accounting and written f inancial records which record correctly its transactions, f inancial position and performance in respect of each of its f inancial years; (e) (ensure not de-registered) maintain its incorporation and registration in good standing; (f ) (Material Documents) enforce each Material Document to which it is a party and exercise its rights, authorities and discretions under those documents prudently, and, while an Event of Default subsists, in accordance with the directions (if any) of the Facility Agent; and (g) (access and inspection) ensure that its business, f inancial records and property are available for inspection at reasonable times by the Facility Agent and persons acting on the Facility Agent's behalf, and give reasonable assistance to them and allow them to inspect and copy extracts f rom its business and f inancial records. 8.2 Provision of information Each Obligor must provide the Facility Agent with: (a) promptly upon request f rom the Facility Agent, all necessary information (including serial numbers) to enable the Facility Agent or the Security Trustee to register fully valid and ef fective financing statements or f inancing change statements with respect to any Security Interest held or intended to be held by the Finance Parties under the Securi ty Documents at any time;

Corrs Chambers Westgarth

(b) any other information the Facility Agent requests (including information relating to the performance of its obligations under the Transaction Documents and information relating to its Secured Property, assets, accounting methods or financial position) promptly on being requested to do so.

8.3 Reporting

Each Obligor must provide the Facility Agent the following items at the following times:

	Reporting item	Time
(a)	(**annual Financial Statements**) Copies of the audited annual Financial Statements of each Obligor, certified by two of its directors or its sole director and company secretary (as applicable) as an accurate and complete statement of its financial position.	As soon as possible after the end of each financial year of each Obligor (and, at the latest, 15 Business Days after they are prepared).
(b)	(**half-yearly Financial Statements**) Copies of the half yearly Financial Statements of each Obligor, certified by two of its directors or its sole director and company secretary (as applicable) as an accurate and complete statement of its financial position.	As soon as possible after the end of each financial half year of each Obligor (and, at the latest, 15 Business Days after they are prepared).
(c)	(**other financial information**) Such other additional information in relation to the financial condition or operation of an Obligor, any Secured Property or the Real Property as the Facility Agent requests from time to time.	Promptly following a request by the Facility Agent.

8.4 Insurance undertakings

Each Obligor must take out and maintain insurances with a reputable insurer in the manner and to the extent which is in accordance with prudent business practice having regard to the nature of the business and assets of the Obligor (including all insurance required by applicable law).

8.5 Secured Property undertakings

Except to the extent the Facility Agent otherwise agrees, each Obligor must in relation to its Secured Property:

(a) (**comply with obligations**) comply with all obligations imposed on it by any Encumbrance affecting the Secured Property;

(b) (**comply with consents**) comply with all terms relating to any consent granted by a Finance Party in connection with any Finance Document to which it is a party;

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Syndicated Loan Note Subscription Agreement – Project Mustang 25

Corrs Chambers Westgarth 3445-6323-2315v7 26 Syndicated Loan Note Subscription Agreement – Project Mustang (c) (collect book debts) promptly collect its book debts, other debts and other amounts owing to it under any other monetary claims in accordance with the directions of a Finance Party (or, in the absence of such directions, in a proper and efficient manner as the Finance Parties' agent for this purpose); (d) (maintain Secured Property) ensure that the Secured Property is kept in good repair and in proper working order (fair wear and tear excepted) which is necessary or desirable in the conduct of its business; (e) (no affixing of Secured Property) ensure that no part of the Secured Property is af f ixed at any time to any real property over which the Security Trustee does not hold a registered legal or statutory mortgage or becomes an accession to, or commingled with, any property that is not the Secured Property; (f ) (obtain Authorisations) take all action necessary to obtain all required Authorisations to use or continue to use the Secured Property in the manner and for the purpose for which it is used at the date of this document, and comply with all directions, requests or requirements of any Government Body relating to the Secured Property; (g) (provide receipts) promptly following demand, provide to the Facility Agent receipts for all payments made under, required by or referred to in this document; and (h) (protect Secured Property) do everything necessary or reasonably required by a Finance Party to preserve and protect the realisable value of its Secured Property and that Finance Party's interest in its Secured Property. 8.6 Real Property undertakings An Obligor may not, except with the Facility Agent's prior written consent: (a) (Leases) grant, vary, terminate, accept a surrender of or waive any rights under any Licence to use or occupy the Real Property or cause or permit the licence fee payable under any such Licence to be determined; (b) (improvements) demolish, move or remove any improvements on the Real Property or excavate, fill or make structural alterations or additions to the Real Property or other alterations or additions which have, or in the Facility Agent's opinion would be likely to have, a deleterious ef fect on the Real Property or its value; (c) (easements and covenants) cause or allow any easement or covenant benef iting the Real Property to lapse or be partially or wholly extinguished or varied; (d) (subdivision) dedicate the Real Property for a public purpose or subdivide the Real Property or, if the Real Property consists of several titles, call for an apportionment of the Real Property or apply for a consolidation of the titles to the Real Property; or (e) (change of zoning or use) change or take any steps to change the zoning of the Real Property, the use of the Real Property or the general character of any business conducted on the Real Property. 8.7 Restrictive undertakings No Obligor may do any of the following things or agree or attempt to do any of the following things without the Facility Agent's prior written approval: (a) (Encumbrances) create or permit to exist any Encumbrance over or affecting any of its Secured Property except for any Permitted Encumbrance;

Corrs Chambers Westgarth 3445-6323-2315v7 27 Syndicated Loan Note Subscription Agreement – Project Mustang (b) (deal with Secured Property) sell, transfer, part with possession of , surrender or otherwise deal with any of its Secured Property other than pursuant to a Permitted Disposal; (c) (obtain Financial Indebtedness) obtain or permit to exist any Financial Indebtedness f rom any person other than any Permitted Financial Indebtedness; (d) (provide Financial Indebtedness) provide or continue to provide any Financial Indebtedness to any person other than Permitted Financial Accommodation; (e) (variation of Material Documents) (i) amend, vary or assign any Material Document, or consent to any amendment, variation or assignment of any Material Document; (ii) cancel, terminate, release, surrender, accept repudiation, repudiate, rescind, avoid or discharge (except by performance) all or part of any Material Document to which it is a party; (iii) waive, extend or grant time or indulgence in respect of , any provision of any Material Document to which it is a party; or (iv) do or permit anything which would enable or give grounds to another party to any Material Document to do anything referred to in clauses 8.7(e)(i), 8.7(e)(ii) or 8.7(e)(iii); (f ) (de-registration) request or consent to the removal of any of its Secured Property from any register on which it is recorded or registered; or (g) (obtain protection) take steps to obtain protection under any statute or any other law which allows or causes the Finance Parties' rights in connection with its Secured Property to be prejudiced. 9 Default 9.1 Events of Default An Event of Default occurs if : (a) (Finance Documents – monetary obligation) an Obligor does not pay any amount payable by it under any Finance Document on time and in the manner in which that Obligor has agreed to pay it unless: (i) its failure to pay is caused by an administrative or technical error in the banking system used to transfer the funds which was beyond the control of that Obligor; and (ii) payment is made within 2 Business Days of its due date; (b) (breach of undertaking) an Obligor breaches any other covenant or undertaking given to a Finance Party (other than those referred to in clauses 9.1(a)) under a Finance Document and, if capable of remedy, the breach is not remedied within 20 Business Days of its occurrence; (c) (breach of representation or warranty) a representation or warranty made or taken to be made by an Obligor in any Finance Document is incorrect or misleading in any

Corrs Chambers Westgarth 3445-6323-2315v7 28 Syndicated Loan Note Subscription Agreement – Project Mustang material respect when made or taken to be made and, if capable of remedy, is not remedied within 20 Business Days of being made or taken to be made; (d) (monetary obligation not complied with) any monetary obligation exceeding $5,000,000 (other than that referred to in clause 9.1(a)) of an Obligor to any person, whether actual, contingent or otherwise: (i) is not satisf ied on its due date or within an applicable grace period; or (ii) becomes due and payable or can be rendered due and payable before its stated date of maturity other than due to a voluntary prepayment; (e) (Insolvency Event) an Insolvency Event subsists in connection with an Obligor; (f ) (Commonwealth Finance Documents event of default) an event of default (however def ined or described) subsists under a Commonwealth Finance Document, or a Commonwealth Finance Document otherwise becomes enforceable; (g) (unlawful) it is or becomes unlawful for a Transaction Party to perform any of its obligations under the Finance Documents; (h) (Transaction Document void) a Transaction Document is or becomes wholly or partly void, voidable or unenforceable or is claimed to be so by a person other than a Finance Party; (i) (enforcement against Secured Property) an Encumbrance, judgment or order becomes enforceable, is enforced or is sought to be enforced against the Secured Property or an Obligor and such Encumbrance, judgment or order is not discharged within 10 Business Days; (j) (resumption or destruction) the Secured Property or any part of it is resumed or compulsorily acquired by a Government Body or is materially destroyed or damaged; (k) (investigation) an investigation into all or part of the affairs of an Obligor commences under the Corporations Act or any other legislation in circumstances material to its f inancial condition; or (l) (revocation of Authorisation) an Authorisation which is material to: (i) the performance by an Obligor of a Transaction Document to which it is a party; or (ii) the validity or enforceability of a Transaction Document, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Facility Agent, and is not immediately replaced by another Authorisation acceptable to the Facility Agent. 9.2 Powers on default (a) If an Event of Default subsists the Facility Agent may, and will if the Majority Lenders direct in writing, by notice to the Borrower do any one or more of the following: (b) (accelerate debt) declare that: (i) the Principal Outstanding; and (ii) all interest, fees and all other money payable to a Finance Party under or in connection with the Finance Documents, are either:

Corrs Chambers Westgarth 3445-6323-2315v7 29 Syndicated Loan Note Subscription Agreement – Project Mustang (iii) immediately due and payable; or (iv) payable on demand, in which case they will become so; and (c) (terminate obligations) terminate the obligations of any Finance Party under the Finance Documents which are specif ied in the notice. 9.3 Investigating Experts If a Default subsists the Facility Agent may, and will if the Majority Lenders direct in writing, appoint accountants, insolvency practitioners or other experts (Investigating Experts) to investigate and report on the Finance Documents and the affairs and financial position of each Obligor and the Secured Property. Each Obligor: (a) authorises, and agrees to give reasonable assistance to, the Investigating Experts to undertake the investigation, and must pay the Investigating Experts' costs on demand by the Facility Agent; and (b) authorises the disclosure to the Finance Parties and the Investigating Experts of all information and documentation in connection with the investigation. 10 Not used 11 Guarantee and indemnity 11.1 Guarantee For valuable consideration the Guarantor unconditionally and irrevocably guarantees the due and punctual payment by the Borrower to the Finance Parties of the Guaranteed Money. 11.2 Indemnity As an independent and principal obligation the Guarantor indemnif ies each Finance Party against any loss or liability sustained by that Finance Party (including all charges, costs and expenses incurred by that Finance Party) directly or indirectly in connection with: (a) (failure to pay) any failure of the Borrower to duly and punctually pay to that Finance Party the Guaranteed Money; (b) (liability unenforceable) any liability of the Borrower to pay the Guaranteed Money being or becoming void or otherwise unenforceable for any reason (including, as a result of any legal limitation, disability or incapacity affecting any person), irrespective of whether a Finance Party knew or ought to have known of the relevant facts or circumstances; (c) (Guaranteed Money irrecoverable) the Guaranteed Money (or money which, if recoverable, would have been Guaranteed Money) being or becoming irrecoverable f rom the Borrower for any reason, irrespective of whether a Finance Party knew or ought to have known of the relevant facts or circumstances; or

Corrs Chambers Westgarth 3445-6323-2315v7 30 Syndicated Loan Note Subscription Agreement – Project Mustang (d) (Insolvency Events and Avoided Transactions) the occurrence of an Insolvency Event in relation to the Borrower or the occurrence of any Avoided Transaction. 11.3 Ipso Facto Event If an Ipso Facto Event has occurred, then immediately on demand by the Facility Agent the Guarantor must pay all Secured Money as if it was the principal obligor. 11.4 Demand The Guarantor must pay to a Finance Party on demand the Guaranteed Money guaranteed under clause 11.1 and an amount equal to the amount of any loss or liability in respect of which it has given an indemnity under clause 11.2. 11.5 Time of demand Demand may be made under clause 11.4 at any time and f rom time to time. 11.6 Principal obligations Each obligation of the Guarantor under this document is: (a) (principal obligation) a principal obligation imposed on the Guarantor as principal debtor and is not to be regarded as ancillary or collateral to any other right or obligation; and (b) (independent of Security Document) independent of and not af fected by or in substitution for any Security Document or any obligation of any person. 11.7 No recourse to Security Document or other rights This document is enforceable against the Guarantor irrespective of whether: (a) (recourse to Security Document) recourse has f irst been had to any Security Document; (b) (demands on other persons) demand has been made on or notice is given to the Borrower or any other person; (c) (other enforcement action) any other enforcement action has been taken against any person (including the Borrower or any other person); or (d) (other events) any of the events described in clause 11.11 has occurred. 11.8 Continuing guarantee The obligations of the Guarantor: (a) (continuing guarantee) are continuing guarantee and indemnity obligations; (b) (present and future) extend to the present and any future balance of the Guaranteed Money; and (c) (remains in full force and effect until discharged) remain in full force and effect until a f inal discharge of it is provided to the Guarantor, notwithstanding any settlement of account, intervening payment or other thing.

Corrs Chambers Westgarth 3445-6323-2315v7 31 Syndicated Loan Note Subscription Agreement – Project Mustang 11.9 Increases in Guaranteed Money The obligations of the Guarantor extend to any increase in the Guaranteed Money as a result of any amendment, supplement, renewal or replacement of any of the Finance Documents or the occurrence of any other thing irrespective of whether the Guarantor is aware of or has consented to or is given notice of any such amendment, supplement, renewal or replacement or of that occurrence. 11.10 Contingent amounts The Guarantor acknowledges that the Guaranteed Money may include an amount which is contingently owing or which may become owing in the future and that, so long as a Finance Party is entitled to make demand on the Borrower (without being obliged to make that demand), the Guarantor must pay to a Finance Party an amount equal to any contingent or future amount included in the Guaranteed Money notwithstanding that that amount may not have fallen due as at the date of that demand. 11.11 Preservation The Guarantor's liabilities and the rights of each Finance Party in connection with any Finance Document or any Receiver or attorney appointed under any Security Document will not be af fected by anything which might otherwise have that ef fect including: (a) (indulgence) the grant of any indulgence to any person; (b) (compromise) a person compounding or compromising with or wholly or partially releasing any person in any way; (c) (acquiescence) any acquiescence, act, delay, laches, mistake or omission on the part of any person; (d) (variation of rights) any variation of a right of any person; (e) (alteration of documents) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a document; (f ) (increase) any increase in the amount of or other variation in connection with the Guaranteed Money or the Secured Money; (g) (transaction of business) the transaction of business with, for or at the request, whether express or implied, of any person; (h) (change in membership) any change in the membership, name or business of a f irm, partnership, committee or association; (i) (loss of Security Document) the loss or impairment of a Security Document or any negotiable instrument; (j) (abandonment of Security Document) the abandoning, abstaining from perfecting or taking advantage, exchanging, realising, release (whether whole or partial), taking or varying of any Security Document or of any judgment or negotiable instrument; (k) (Insolvency Event) the occurrence of an Insolvency Event in connection with any person; (l) (change in capacity) any change in the legal capacity, rights or obligations of any person;

Corrs Chambers Westgarth 3445-6323-2315v7 32 Syndicated Loan Note Subscription Agreement – Project Mustang (m) (trustee) the fact that any person is a trustee, nominee, joint owner, joint venturer or a member of a partnership, f irm or association; (n) (judgment) a judgment being made against any person; (o) (money irrecoverable) the Guaranteed Money or the Secured Money being or becoming irrecoverable against any person; (p) (assignment) any assignment of rights in connection with the Guaranteed Money or the Secured Money; (q) (repudiation) the acceptance of a repudiation or termination in connection with the Guaranteed Money or the Secured Money; (r) (invalidity) the invalidity or unenforceability of any person's obligations or liabilities; (s) (Security Document void) a Security Document being or becoming void, voidable or unenforceable or being determined, extinguished, forfeited or surrendered; (t) (receipt of dividend) the receipt of a dividend after an Insolvency Event or the payment of a sum into the account of any person; (u) (discharge of obligation) an obligation of any person (including the Guarantor or co - surety) being discharged by operation of law or otherwise; or (v) (obligation not effective) any person who is intended to enter into a Finance Document or otherwise become an Obligor not doing so or not doing so ef fectively. 11.12 No obligation to marshal A Finance Party is not obliged to marshal or appropriate in favour of the Guarantor or to apply, enforce or exercise: (a) (Security Interest) any Security Interest, Security Document or any other Finance Document or other instrument held by that Finance Party; or (b) (assets) any asset which that Finance Party holds or may otherwise be entitled to receive or have a claim on. 11.13 Suspension of rights (a) Until the Finance Parties have received payment or satisfaction of all the Guaranteed Money and all the Secured Money and have given their prior written consent, the Guarantor must not: (i) (no right of contribution) assert as against any Finance Party any right of contribution, indemnity or subrogation or otherwise claim or receive the benefit of or enforce any Security Interest or Guarantee for the payment of the Guaranteed Money or the Secured Money; (ii) (no right of proof) without limiting clause 11.13(b), exercise any right of proof or claim or receive the benef it of any distribution, dividend or payment if an Insolvency Event occurs in connection with the Borrower; (iii) (no set off) raise any set off, counterclaim or defence in reduction or discharge of its obligations under a Finance Document; or (iv) (no other right) otherwise exercise any right which it may have which is inconsistent with its obligations or a Finance Party's rights under any Finance Document.

Corrs Chambers Westgarth 3445-6323-2315v7 33 Syndicated Loan Note Subscription Agreement – Project Mustang (b) If an Insolvency Event occurs in connection with an Obligor (Insolvent Obligor), the Guarantor irrevocably and unconditionally authorises the Facility Agent to exercise any right of proof of that other Obligor for all money which that other Obligor has paid to a Finance Party under the Finance Documents on or for the account of the Insolvent Obligor until the Finance Parties have received payment or satisfaction of the Guaranteed Money and the Secured Money in full. 12 Costs and expenses 12.1 Costs, charges and expenses Each Obligor must pay or, to the extent already paid by a Finance Party, reimburse that Finance Party on demand , all costs, charges and expenses incurred directly or indirectly by a Finance Party, its agents, contractors and employees in connection with: (a) the occurrence of any Default; (b) the lodgement or removal of any Encumbrance by any person (except any Permitted Encumbrance); or (c) the exercise, enforcement or protection of any rights conferred on a Finance Party under the Finance Documents or by law, including any expenses incurred in employing or retaining any consultant or valuer or other professional or technical person under or pursuant to any of its rights under the Finance Documents, or any development management agreements or other project documents, including any costs associated with the appointment of any professional consultant (or any of their employees or team members), including, in each case, legal costs and expenses on a solicitor and own client basis or a full indemnity basis, whichever is the higher, and costs incurred in engaging tax advisors, property consultants, valuers and quantity surveyors. 12.2 Taxes Each Obligor must pay or, to the extent already paid by a Finance Party, reimburse a Finance Party on demand for all Taxes (other than Excluded Taxes), registration and other fees, and account charges of that Finance Party, in each case including f ines and penalties for late payment, arising directly or indirectly in connection with the execution, delivery , perfection, registration, performance or enforcement of the Finance Documents, any payment, receipt or supply in relation to them or any transactions contemplated by them. 12.3 Facility Agent services (a) The Facility Agent will provide the Borrower with arranging and facilitation services in connection with the negotiation, preparation, printing, execution and syndication including ongoing maintenance, compliance and variations of : (i) this document and any other Finance Document referred to in this document; and (ii) any other Finance Documents executed af ter the date of this document, to the satisfaction of the Finance Parties. (b) Where the Facility Agent acquires third party services in the course of providing the services described in clause 12.3(a), the Facility Agent will acquire those services on its

Corrs Chambers Westgarth 3445-6323-2315v7 34 Syndicated Loan Note Subscription Agreement – Project Mustang own account and not as agent for the Lenders or the Borrower, but the remainder of clause 22 still applies. 13 Indemnities 13.1 General indemnity As an independent and principal obligation, each Obligor indemnifies each Finance Party and each of their Representatives against any loss or liability sustained by it or on its behalf and all costs and expenses incurred by it or on its behalf directly or indirectly in connection with: (a) (Default) the occurrence of any Default; (b) (actions and claims) actions, claims, damages, demands or proceedings in connection with any Transaction Party or any of the Transaction Documents; (c) (false information) any false or misleading information or statement provided or made by or on behalf of a Transaction Party to a Finance Party; (d) (Avoided Transaction) a payment, settlement, transaction, transfer or any other dealing being an Avoided Transaction; (e) (currency of payment) a payment being made by an Obligor in any currency other than the currency in which the payment was due to be made; (f ) (investigation or enquiry) any investigation, commission or enquiry by a Government Body of or concerning an Obligor; (g) (exercise of rights) the exercise by a Finance Party of any rights conferred on it under the Finance Documents or by law; (h) (obligations) anything which: (i) must be done under the Transaction Documents by a Transaction Party, whether or not at a Finance Party's request; and (ii) in a Finance Party's opinion, is appropriate to make good or attempt to make good any default by a Transaction Party in complying with its obligations under the Transaction Documents; or (i) (instructions) a Finance Party acting in connection with a Finance Document in good faith on email or telephone instructions given by an Authorised Representative of an Obligor, including, in each case, legal costs and expenses on a solicitor and own client basis or a full indemnity basis, whichever is the higher. 13.2 Prepayment indemnity If , for any reason, the Borrower repays or prepays all or part of a Drawing on a day which is not the scheduled repayment date for that Drawing then the Borrower must pay to the Facility Agent (for the account of the Lenders) an amount, as certified by the Facility Agent in writing, to be necessary to indemnify the Finance Parties against any liability or loss arising f rom, and any costs, charges and expenses incurred in connection with, that Drawing or the relevant part of it being repaid or made payable other than on the scheduled repayment date for that Drawing, including:

Corrs Chambers Westgarth 3445-6323-2315v7 35 Syndicated Loan Note Subscription Agreement – Project Mustang (a) (funds borrowed) on account of funds borrowed, contracted for or used to fund that Drawing or the relevant part of it; and (b) (terminating and closing out) in connection with the variation, termination or closing out of any loans, swap agreements, f ixed interest rate funding arrangements, hedge contracts, forward purchase contracts or any other contracts arranged or used by a Finance Party for the purpose of or in connection with funding, providing or maintaining that Drawing or the relevant part of it. 13.3 Indemnity to the Facility Agent Without limiting clause 13.1, the Borrower indemnif ies the Facility Agent against any cost, expense, loss or liability incurred by the Facility Agent (acting reasonably) as a result of : (a) (investigations) investigating any event which it reasonably believes is a Default; (b) (acting on instructions) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) (instructing advisers) instructing lawyers, accountants, tax advisers, surveyors or other experts or professional advisers as permitted under the Finance Documents. 13.4 Operation of indemnities Except as otherwise specified in a Finance Document, an indemnity obligation in any Finance Document is payable on demand. It is not necessary for a Finance Party to incur any expense or make any payment to any person before enforcing any right of indemnity conferred by any Finance Document. 13.5 Duration The indemnities contained in the Finance Documents survive the payment of all amounts payable under the Finance Documents, the termination of a Finance Document and the cancellation of any Commitment or any Unused Commitment. 14 Payments 14.1 Payments Each Obligor must make all its payments to the Finance Parties under the Finance Documents: (a) (manner of payment) in immediately available funds; (b) (time for payment) not later than 11:00 am (local time in the place of payment) on the due date; (c) (direction for payment) subject to clause 14.9, to the account specified by the relevant Finance Party to the relevant Obligor or as the relevant Finance Party otherwise directs f rom time to time; and (d) (without counterclaim) without any counterclaim, deduction, withholding or set-of f unless a law compels the relevant Obligor to do so. 14.2 Deduction and withholdings If a law compels an Obligor to make a deduction, withholding or set -of f , then it must:

Corrs Chambers Westgarth 3445-6323-2315v7 36 Syndicated Loan Note Subscription Agreement – Project Mustang (a) (minimum deduction) ensure that deduction, withholding or set-of f does not exceed the minimum amount required by law; (b) (pay deduction) promptly pay the deduction, withholding or set-of f to the appropriate Government Body; and (c) (increase payment) except in relation to an Excluded Tax, increase the amount of the payment to the relevant Finance Party to an amount which will result in the receipt by that Finance Party of the full amount which would have been payable to that Finance Party if no deduction, withholding or set-of f had been required. 14.3 Not used 14.4 Not used 14.5 Capitalisation of interest Without affecting an Obligor's obligation to pay any amount owing under or in connection with a Finance Document when due, any interest that is not paid when due may be capitalised by the relevant Finance Party (including where there is a subsisting Default) at such intervals as the Facility Agent elects. If no election is made, it is to be capitalised monthly. Any interest will accrue and be payable in accordance with clause 5.1 on each amount which is capitalised in accordance with this clause 14.5. 14.6 Merger If the obligation of an Obligor to pay any amount under a Finance Document becomes merged in any agreement, judgment, order or other document, then that Obligor must pay interest on the amount owing from time to time under that agreement, judgment, order or other document at the higher of the rate payable under this document and the rate f ixed by or payable under that agreement, judgment, order or other document. 14.7 Currency If a payment is due by an Obligor in a currency and a Finance Party receives payment in a dif ferent currency, then that Finance Party may convert the amount received into the due currency at the exchange rate at which the Finance Party is able to purchase the due currency with the amount received at the time of its receipt. The Finance Party may make any number of currency conversions into any number of currencies in order to do so. The Obligor satisf ies its obligation to pay in the due currency only to the extent of the amount of the due currency ultimately purchased by the Finance Party after deducting the costs of any such conversions. 14.8 Goods and Services Tax (a) (GST exclusive) All amounts paid or payable to a Finance Party under this document (including amounts payable under this clause 14.8) are expressed on a GST-exclusive basis. (b) (gross up) If a Finance Party makes a taxable supply under this document to another party, that other party (Recipient) must pay the Finance Party, in addition to the GST exclusive consideration, a further amount on account of GST, such amount to be:

Corrs Chambers Westgarth 3445-6323-2315v7 37 Syndicated Loan Note Subscription Agreement – Project Mustang (i) calculated by multiplying the GST-exclusive consideration by the prevailing GST rate; and (ii) payable by the Recipient to the Finance Party at the same time and in the same manner as the GST-exclusive consideration for that taxable supply. (c) (definitions) In this clause 14.8, taxable supply has the meaning given in section 195- 1 of A New Tax System (Goods and Services Tax) Act 1999 (Cth). 14.9 Payments to the Facility Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender must make the same available to the Facility Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time in immediately available funds or if agreed by the Facility Agent in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payments must be made to such account at the city of the Facility Agent with such bank as the Facility Agent specif ies. (c) Payment by an Obligor to the Facility Agent for the account of a Finance Party satisf ies the Obligor's obligations to make that payment. 14.10 Distributions by the Facility Agent Each payment received by the Facility Agent under the Finance Documents for another party will, subject to clauses 14.11 and 14.12, be made available by the Facility Agent as soon as practicable af ter receipt to the party entitled to receive payment in accordance with this document, to such account as that party may notify to the Facility Agent by not less than f ive Business Days' notice with a bank specified by that party. Unless provided otherwise in a Finance Document, the proceeds of each Loan Note should be credited to such account in the Borrower’s name as the Borrower may notify to the Facility Agent by not less than f ive Business Days' notice with a bank in the principal f inancial centre of the country of that currency. Any such notice must be signed by two Authorised Representatives. 14.11 Distributions to an Obligor The Facility Agent may apply any amount received by it from an Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due f rom that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 14.12 Clawback and pre-funding (a) Where a sum is to be paid by a party (the Payer) to the Facility Agent under the Finance Documents for another party, the Facility Agent is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless clause 14.12(c) applies, if the Facility Agent pays an amount to another party and it proves to be the case that the Facility Agent had not actually received that amount, then the party to whom that amount (or the proceeds of any related exchange contract) was paid by the Facility Agent must on demand refund the same to the Facility Agent together with interest on that amount f rom the date of payment to the date of receipt by the Facility Agent, calculated by the Facility Agent to reflect its cost of funds.

Corrs Chambers Westgarth 3445-6323-2315v7 38 Syndicated Loan Note Subscription Agreement – Project Mustang (c) If the Facility Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Facility Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower: (i) the Borrower must on demand refund it to the Facility Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, must on demand pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds f rom that Lender. (d) The Payer will still remain liable to make the assumed payment, but until the other party does repay the Facility Agent under clause 14.12(b), the Payer's liability will be to the Facility Agent in the Facility Agent's own right. 14.13 Facility Agent a Defaulting Finance Party (a) If , at any time, the Facility Agent becomes a Defaulting Finance Party, a party which is required to make a payment under the Finance Documents to the Facility Agent for the account of other parties under clause 14.9 may instead on the due date for payment either pay that amount direct to the required payee or pay that amount to an interest - bearing account held in the name of the payer and designated as a trust account for the benef it of the payee or payees with a bank rated at least A by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 by Moody’s Investors Services Limited or a comparable rating f rom an internationally recognised credit rating agency. (b) All interest accrued on the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements. (c) A party which has made a payment under clause 14.13(a) will be discharged of the relevant payment obligation under the Finance Documents and will not take any credit risk with respect to the amounts in the trust account. (d) Promptly upon the appointment of a successor Facility Agent under clause 22.16, each party which has made a payment to a trust account under clause 14.13(a) must give all requisite instructions to the bank to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution under clause 14.10. 14.14 Partial payments (a) If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Facility Agent must, subject to the Intercreditor Deed, apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any amounts payable but unpaid in respect of fees, costs, expenses, losses or liabilities of the Facility Agent or the Security Trustee, or any of their Representatives, under the Finance Documents; (ii) secondly, in or towards payment pro rata of all amounts (including interest) payable by the Obligor to Lenders in respect of amounts or security paid or provided by the Lenders to the Facility Agent in place of another Lender under clause 22.12;

Corrs Chambers Westgarth 3445-6323-2315v7 39 Syndicated Loan Note Subscription Agreement – Project Mustang (iii) thirdly, in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under the Finance Documents; (iv) fourthly, in or towards payment pro rata of any principal due but unpaid under the Finance Documents; and (v) fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Facility Agent will, if so directed by all Lenders, vary the order set out in clauses 14.14(a)(ii) to 14.14(a)(v). (c) Clauses 14.14(a) and 14.14(b) will override any appropriation made by an Obligor. 14.15 Disruption to payment systems etc. If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notif ied by the Borrower that a Disruption Event has occurred: (a) the Facility Agent may, and must if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility the Facility Agent may deem necessary in the circumstances; (b) the Facility Agent will not be obliged to consult with the Borrower in relation to any changes mentioned in clause 14.15(a) if, in its opinion, it is not practicable to do so in the circumstances and, in any event, will have no obligation to agree to such changes; (c) the Facility Agent may consult with the other Finance Parties in relation to any changes mentioned in clause 14.15(a) but will not be obliged to do so if , in its opinion, it is not practicable to do so in the circumstances; (d) any such changes agreed upon by the Facility Agent and the Borrower will (whether or not it is f inally determined that a Disruption Event has occurred) be binding upon the parties as an amendment to (or, as the case may be, waiver of ) the terms of the Finance Documents notwithstanding the provisions of clause 22.17; (e) the Facility Agent will not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this clause 14.15; and (f ) the Facility Agent will notify the Finance Parties of all changes agreed pursuant to clause 14.15(d). 14.16 Rounding In making any allocation or appropriation under any Finance Document the Facility Agent may round amounts to the nearest dollar. 14.17 Conduct of Finance Parties No provision of this document will: (a) interfere with the right of any Finance Party to arrange its af fairs (tax or otherwise) in whatever manner it thinks f it;

Corrs Chambers Westgarth 3445-6323-2315v7 40 Syndicated Loan Note Subscription Agreement – Project Mustang (b) oblige any Finance Party to investigate or claim any credit, relief , remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its af fairs (tax or otherwise) or any computations in respect of Tax. 15 Illegality and increased costs 15.1 Illegality (a) Subject to clause 15.1(b), if as a result of a change in a present or future Reserve Requirement, law or regulation, or the official interpretation or implementation of any of them, a Lender determines that it is impossible or contrary to a Reserve Requirement, law or regulation: (i) (to maintain) for that Lender to fund, maintain or provide the Facility or comply with its obligations under any Finance Document; or (ii) (to remain bound) for a person (including that Lender) to observe or remain bound by any transaction entered into by that Lender for the purpose of putting that Lender in funds to allow it to provide or maintain all or any of the Financial Indebtedness required to be provided or maintained by it under the Facility, (Illegality) then that Lender upon giving notice to the Borrower is released from all of its obligations under the Finance Documents and the Borrower must, on the date which is the earlier of the last day of any applicable grace period permitted by law and 30 Business Days af ter the date of the notice, prepay to that Lender: (iii) (principal) that Lender's participation in the Principal Outstanding; and (iv) (other amounts) all interest, fees and other money payable to that Lender under or in connection with the Finance Documents. (b) If the Borrower receives a notice f rom the Facility Agent under clause 15.1(a), at the Borrower’s request and expense, the Lenders agree to negotiate with the Borrower in good faith (for a period determined by the Lenders, acting reasonably (but at least 15 Business Days)) with a view to restructuring the Facility so as to prevent, remedy or avoid the Illegality in a manner satisfactory to the Lenders. However, nothing in this clause obliges an Obligor or a Finance Party to restructure the Facility. 15.2 Increased costs (a) If as a result of a present or future Reserve Requirement, law, regulation or Taxes or the interpretation or implementation of any of them, a Finance Party determines that there is a direct or indirect: (i) (increased cost) increase in any cost to that Finance Party (or any Related Entity of it): (A) of funding, maintaining or providing its participation in the Facility; or (B) because that Finance Party (or any Related Entity of it) is not allowed to claim an input tax credit, or is allowed to claim only a reduced input tax credit, for any GST paid in connection with the purchase by, or supply to, that Finance Party (or any Related Entity of it), of anything; or

Corrs Chambers Westgarth 3445-6323-2315v7 41 Syndicated Loan Note Subscription Agreement – Project Mustang (ii) (reduced return) reduction in any effective return to, or in any amount receivable or received by, that Finance Party (or any Related Entity of it) under or in connection with the Facility, then the Borrower must on demand pay to that Finance Party such amounts as that Finance Party states are necessary to compensate it (or any Related Entity of it) for the increased cost or reduction in effective return or amount. This includes any present or future law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Taxes, but excludes any Excluded Tax. (b) A Finance Party intending to make a claim pursuant to clause 15.2(a) must notify the Facility Agent of the event giving rise to the claim, following which the Facility Agent will promptly notify the Borrower. (c) Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certif icate conf irming the amount of its increased costs claimed. (d) Clause 15.2(a) does not apply to the extent any increased cost is: (i) attributable to a deduction, withholding or set-off required by law to be made by an Obligor; or (ii) compensated for by clause 12.2 (or would have been compensated for under clause 12.2 but was not so compensated solely because the Tax was an Excluded Tax); or (e) attributable to the wilful breach by the relevant Finance Party or its aff iliates of any law or regulation. 16 Register 16.1 Appointment of Registrar The Borrower appoints the Facility Agent as the Registrar of the Loan Notes on the terms and conditions of this document and the Loan Note Deed Poll and the Facility Agent accepts that appointment. 16.2 Establishment and maintenance of Register The Registrar agrees to establish and maintain the Register as agent of the Borrower in accordance with this document and the Loan Note Deed Poll. 16.3 Location of Register The Register will be located at such address as the Facility Agent determines. 16.4 Information required in Register The Registrar must enter the following information in the Register: (a) the number of Loan Notes held by a Lender; (b) the issue date of each Loan Note; (c) the name and address of each Lender who is an initial holder of the Loan Note and each Lender to whom each Loan Note is subsequently transferred (which must be the

Corrs Chambers Westgarth 3445-6323-2315v7 42 Syndicated Loan Note Subscription Agreement – Project Mustang same as specified for that Lender in this document or a substitution certif icate referred to in clause 21.3); (d) the Final Repayment Date; (e) details of all transfers, assignments or substitutions (including date, amount and parties); (f ) the relevant Lender’s tax f ile number or exemption details (if provided); and (g) any other information which the Borrower and the Registrar consider necessary or desirable. 16.5 Register is paramount (a) The Borrower and the Facility Agent must recognise the Lender whose name appears on the Register as the absolute owner of the Loan Notes inscribed in its name in the Register without regard to any other record or instrument. (b) No notice of any trust or other interest in any Loan Note will be entered in the Register. The Borrower, the Facility Agent and the Registrar (if the Facility Agent is not the Registrar) need not take notice of any other interest in, or claim to, a Loan Note, except as ordered by a court of competent jurisdiction or required by law. 16.6 Update and correction of Register The Registrar agrees to: (a) update the Register when it is notified of any change in any of the details recorded in respect of a Lender under clause 16.4; and (b) correct the Register if it becomes aware that any details in the Register are incorrect or incomplete. 16.7 Inspection of Register A Lender may inspect the Register: (a) on prior reasonable notice to the Registrar; and (b) between 9.30 am and 4.30 pm on the days on which business is generally carried on in the place where the Register is kept. 16.8 Certified extracts from Register available If a Lender asks, the Registrar agrees to provide to the Lender a certif ied extract of the information entered in the Register in relation to that Lender and the Loan Notes held by it. 16.9 Retirement or removal of Registrar The Facility Agent may not retire as Registrar, and the Borrower may not remove the Registrar unless the Facility Agent has retired, or been removed, and a successor Facility Agent has been appointed in accordance with this agreement. Upon appointment of the successor Facility Agent: (a) the Registrar is taken to have retired; and (b) the successor Facility Agent is taken to have been appointed by the Borrower as the successor Registrar.

Corrs Chambers Westgarth 3445-6323-2315v7 43 Syndicated Loan Note Subscription Agreement – Project Mustang 17 Anti-money laundering 17.1 Finance Party may block transactions The Obligors agree that a Finance Party may delay, block or refuse to process any transaction under a Finance Document without incurring any liability if the Finance Party reasonably suspects that: (a) (breach of laws) the transaction may breach any laws or regulations in Australia or any other country; (b) (unlawful proceeds) the transaction may directly or indirectly involve the proceeds of , or be applied for the purposes of, conduct which is unlawful in Australia or any other country; or (c) (sanctions) the transaction involves any person (natural, corporate or governmental) that is itself sanctioned or is connected, directly or indirectly, to any person that is sanctioned under economic and trade sanctions imposed by the United States, the European Union or any country. 17.2 Obligors to provide information The Obligors must provide all information to a Finance Party which the Finance Party reasonably requires in order to manage its anti-money laundering, counter-terrorism f inancing or economic and trade sanctions risk or to comply with any laws or regulations in Australia or any other country. 17.3 Finance Parties may disclose information The Obligors agree that the Finance Parties may disclose any information concerning it to: (a) (law enforcement agency) any law enforcement, regulatory agency or court where required by any such law or regulation in Australia or elsewhere; and (b) (payment correspondent) any correspondent a Finance Party uses to make the payment for the purpose of compliance with any such law or regulation. 17.4 No breach Each Obligor declares and undertakes to each Finance Party that the processing of any transaction by the Finance Parties in accordance with that Obligor's instructions will not breach any laws or regulations in Australia or any other country. 17.5 Capacity of Obligors Unless an Obligor has disclosed to the Facility Agent that it is acting in a trustee capacity or on behalf of another party, each Obligor warrants that it is acting on its own behalf in entering into the Finance Documents to which it is a party. 18 Notices 18.1 Communications in writing Any communication or document to be made or delivered under or in connection with the Finance Documents:

Corrs Chambers Westgarth 3445-6323-2315v7 44 Syndicated Loan Note Subscription Agreement – Project Mustang (a) (in writing) must be in writing; (b) (Authorised Representative) in the case of a communication or document made or delivered by an Obligor, must be signed by an Authorised Representative of the sender (directly or with an email signature), subject to clause 18.5, clause 18.6 and clause 18.7; and (c) (method) unless otherwise stated, may be made or delivered by letter, by email or as specif ied in clause 18.6. 18.2 Addresses The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Finance Documents is as ident if ied in the Key Details or any substitute address, email address or department or of f icer as the party may notify to the Facility Agent (or the Facility Agent may notify to the other parties, if a change is made by the Facility Agent) by not less than f ive Business Days' notice. 18.3 Delivery (a) Any communication or document to be made or delivered by one party to another under or in connection with the Finance Documents will be taken to be effective or delivered: (i) if by way of letter or any physical communication, when it has been lef t at the relevant address or seven Business Days af ter being deposited in the post postage prepaid in an envelope addressed to it at that address; or (ii) if by way of email, as specif ied in clause 18.5; or (iii) if it complies with clause 18.6, and, in the case of a communication, if a particular department or officer is specif ied as part of its address details provided under clause 18.2, if addressed to that department or of f icer. (b) All communication to or f rom an Obligor must be sent through the Facility Agent. (c) Any communication or document made or delivered to the Borrower in accordance with this clause 18 will be deemed to have been made or delivered to each of the Obligors. (d) A communication by email or under clause 18.6 after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient. 18.4 Notification of address and email address Promptly upon receipt of notification of an address and email address or change of address or email address of an Obligor under clause 18.2 or upon changing its own address or email address, the Facility Agent will notify the other parties. 18.5 Email communication (a) Any communication or document under or in connection with the Finance Documents may be made by or attached to an email and will be ef fective or delivered only: (i) in the case of a notice to the Facility Agent of a Default or Event of Default, when actually opened in legible format by the recipient party;

Corrs Chambers Westgarth

(ii) in all other cases, on the first to occur of the following:

(A) when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before 2 hours after the last to occur (for all addresses) of:

(1) dispatch if in business hours in the city of the address; or

(2) if not, the next opening of business in such city;

(B) the sender receiving a message from the intended recipient's information system confirming delivery of the email; and

(C) the email being available to be read at one of the email addresses specified by the sender; and

(iii) where the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

(b) In relation to an email with attached files:

(i) if the attached files are more than 5 MB in total, then:

(A) at the time of dispatch the giver of the e-mail must send a separate email without attachments notifying the recipient of the dispatch of the email; and

(B) if the recipient notifies the sender that it did not receive the email with attached files, and the maximum size that is able to receive under its firewalls, then the sender shall promptly send to the recipient the attached files in a manner that can be received by the recipient of; and

(ii) if the recipient of the email notifies the sender that it is unable to read the format of an attached file or that an attached file is corrupted, specifying appropriate and commonly used formats that it is able to read, the sender must promptly send to the recipient the file in one of those formats or send the attachment in some other manner; and

(iii) if within two hours of:

(A) dispatch of the email if in business hours in the city of the recipient; or

(B) if not, the next opening of business in the city of the recipient,

the recipient notifies the sender as provided in **clauses 18.5(b)(i)(B)** or **18.5(b)(ii)**, then the relevant attached files will be taken not to have been received until the sender complies with that clause.

(c) An email which is a covering email for a notice signed by an Obligor's Authorised Representative does not itself need to be signed by an Authorised Representative.

(d) Email and other electronic notices from the Facility Agent generated by Debt domain or other system software do not need to be signed.

18.6 Communication through secure website

(a) The Facility Agent may establish a secure website to which access is restricted to the Facility Agent and the Lenders or the Obligors or both (and, where applicable, their respective financial and legal advisers).

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Corrs Chambers Westgarth 3445-6323-2315v7 46 Syndicated Loan Note Subscription Agreement – Project Mustang (b) Af ter the Facility Agent notifies the Lenders or the Borrower on behalf of the Obligors or both (as the case may be) of the establishment of the secure website, then any communication or document given or delivered by or to the Facility Agent to or by Lenders or Obligors (as the case may be): (i) may be given by means of the secure website in the manner specif ied by the Facility Agent (or in the absence of such specif ication, as specif ied by the operator of the website); and (ii) unless otherwise agreed will be taken to be made or delivered upon satisfaction of the following: (A) a communication or document being posted on that secure website; (B) either: (1) receipt by the Facility Agent of an email f rom the relevant website conf irming that the website has sent an email to the relevant party's email addresses nominated under clause 18.6(d) notifying that a communication or document has been uploaded on the website; or (2) the website containing or providing conf irmation that the communication or document has been opened by the intended recipient; and (C) compliance with any other requirements specif ied by the Facility Agent under clause 18.6(c). (c) By notice to the Lenders or the Borrower on behalf of the Obligors or both (as the case may be) the Facility Agent acting reasonably may from time to time specify and amend rules concerning the operation of the secure website in the manner in which communications or documents may be posted, and will be taken to have been made or delivered. Those rules or moments will bind the recipients of the notice and the Facility Agent. (d) When it establishes the secure website, the Facility Agent shall nominate to the website for each party the email address given to it by the party under this clause 18. Subsequently, the nominated email address for each party for that website will be the address nominated by that party to the secure website or by the Facility Agent (who will notify the party accordingly). It is the responsibility of each party to ensure that the email address nominated for it is up-to-date. The Facility Agent is under no obligation to notify the secure website of any change in email address notif ied to it. (e) Each of the other parties agrees that the Facility Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by them as a result of their access or use of the secure website or inability to access or use the secure website except to the extent caused by its gross negligence or wilful misconduct. 18.7 Reliance (a) Any communication or document sent under this clause 18 can be relied on by the recipient if the recipient reasonably believes it to be genuine and (if such a signature is required under clause 18.1(b)) it bears what appears to be the signature (original or email) of an Authorised Representative of the sender (in the case of the Borrower) or of the Guarantor (without the need for further enquiry or conf irmation).

Corrs Chambers Westgarth 3445-6323-2315v7 47 Syndicated Loan Note Subscription Agreement – Project Mustang (b) Each party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another party. 18.8 English language (a) Any notice or other communication given under or in connection with any Finance Document must be in English. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English; or (ii) if not in English, and if so required by the Facility Agent or the Security Trustee, accompanied by a certif ied English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other of f icial document. 18.9 Digitally signed notices Commencing on a date to be determined by the Facility Agent and notified to the other parties to this document, all notices with payment instructions given by the Facility Agent will be digitally signed by the Facility Agent. From that date, any notice with payment instructions may only be relied on by the recipient if the notice has a valid digital certification appearing to come f rom an Authorised Representative of the Facility Agent and which states within the notice that: (a) (no revocation) the certificate of the signer of the notice has not been revoked; and (b) (no modification) the notice has not been modif ied since it was certif ied. The parties agree that this clause 18.9 also applies to the Security Trust Deed and to the extent of any inconsistency between this clause 18.9 and the Security Trust Deed, this clause will prevail. 19 Disclosure of information 19.1 Specific disclosure by Finance Parties Each Obligor irrevocably consents and agrees to each Finance Party providing any information about any Obligor and their Related Entities, the Secured Property and any of the Transaction Documents as the Finance Party considers appropriate: (a) (Related Entities) to any of its Related Entities or any trustee, responsible entity, custodian, fund manager or investor of any Lender that is a fund; (b) (assignees) to any person to (or through) whom the Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights or obligations under a Finance Document; (c) (participants) to any person with (or through) whom the Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments may be made by reference to, a Finance Document or any Obligor;

Corrs Chambers Westgarth 3445-6323-2315v7 48 Syndicated Loan Note Subscription Agreement – Project Mustang (d) (advisors) to any employee, banker, lawyer, auditor or other professional advisor or consultant to the Finance Party; (e) (Security Interest holders) to (or through) any person who is: (i) a benef iciary or potential benef iciary of ; (ii) the holder or potential holder of , a Security Interest over the Finance Party's rights under a Transaction Document; (f ) (rating agencies) to rating agencies to the extent required by them; or (g) (required by law) to whom, and to the extent that, information is required or requested to be disclosed by any court of competent jurisdiction or governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation, provided that nothing in this clause 19.1 shall authorise or permit the Finance Parties to disclose any such information to the extent such disclosure would contravene any restriction on disclosure or obligation of conf identiality in the Intercreditor Deed . 19.2 General disclosure by Finance Parties A Finance Party may disclose any information: (a) (public) that is publicly available; (b) (duty to disclose) that the Finance Party is under a public duty to disclose; or (c) (registration) for the purpose of registering and maintaining any financing statement or f inancing change statement relating to any Finance Party's Security Interests. 19.3 Personal Information (a) If an Obligor gives a Finance Party Personal Information about an individual, or directs an individual to give his or her Personal Information to the Finance Party, that Obligor must show that individual a copy of the Finance Party's collection statement, and a copy of the Finance Party's disclosure statement, in each case in accordance with, and as required by, the Privacy Law so that the individual understands the manner in which his or her Personal Information may be used or disclosed by the Finance Party. (b) The Obligors must co-operate with each Finance Party and its employees, of f icers, agents, advisers and consultants to resolve any complaint made under any Privacy Law, and in relation to any request made for access to Personal Information, in connection with the Transaction Documents or any transaction contemplated by the Transaction Documents. 20 PPS Act 20.1 Confidentiality (a) To the extent permitted by section 275 of the PPS Act, the Obligors and each Finance Party agree that all information of the kind referred to in section 275(1) of the PPS Act is protected by a duty of confidence and that neither of them will disclose that information to an interested person, or to any other person at the request of an interested person, unless allowed or required by law.

Corrs Chambers Westgarth 3445-6323-2315v7 49 Syndicated Loan Note Subscription Agreement – Project Mustang (b) Each Obligor conf irms and agrees that it will not authorise the disclosure of any information of the kind referred to in section 275(1) of the PPS Act. (c) For the purposes of this clause 20.1, "interested person" has the meaning given to that expression for the purposes of section 275 of the PPS Act and includes: (i) any person granting a Security Interest under a Security Document; (ii) a person with another Security Interest in the same property in which a Finance Party has a Security Interest; (iii) if a person granting a Security Interest is a body corporate, an auditor of that person; (iv) an execution creditor with an interest in the property in which a Finance Party has a Security Interest; and (v) an authorised representative of any of the above. (d) The prohibition on disclosure under clause 20.1 is absolute and none of the permissions set out in clause 19 applies to a disclosure under clause 20.1. 20.2 PPS Act further assurances Without limiting clause 24.1, if the Facility Agent determines that a Finance Document or a transaction in connection with it is or contains a security interest for the purposes of the PPS Act, then, on request and within the time requested by the Facility Agent, the Obligors must do anything (including obtain any consent or approval, sign and provide or produce any document, declaration, statement or certif icate and supply any information to the Facility Agent, in each case in form and substance satisfactory to the Facility Agent) which the Facility Agent considers necessary for the purposes of : (a) (effective security) ensuring that each such security interest is binding and enforceable, perfected and otherwise ef fective; (b) (registration) enabling a Finance Party to apply for any registration, give any notif ication or do any other thing, in connection with any such security interest so that the security interest has the priority ranking required by the Facility Agent; or (c) (exercise of rights) enabling the Security Trustee to exercise any of its rights and powers under or in connection with the security interest. 20.3 PPS Act undertakings If an Obligor holds any security interest for the purposes of the PPS Act, that Obligor undertakes to implement and maintain policies and procedures which are prudent for its business under or in relation to the PPS Act, taking into account the materiality of the security interest and the risks involved. 20.4 PPS Act costs and expenses Everything an Obligor is required to do under clauses 20.2 and 20.3 is at that Obligor's expense. The Obligors must pay or, to the extent already paid by a Finance Party, reimburse that Finance Party within two Business Days of demand for all costs, charges and expenses incurred by or on behalf of the Finance Party in connection with anything the Obligors are required to do under those clauses.

Corrs Chambers Westgarth 3445-6323-2315v7 50 Syndicated Loan Note Subscription Agreement – Project Mustang 20.5 No PPS Act notice required unless mandatory No Finance Party need give any notice under the PPS Act (including a notice of a verif ication statement), and each Obligor waives its right to receive any such notice, unless the notice is required by the PPS Act and cannot be excluded. 21 Assignments and syndication 21.1 Assignment by Obligors No Obligor may assign, transfer, novate, sub-participate or otherwise dispose of or deal with any of its rights or obligations under any Finance Document, or grant or allow to exist any Security Interest over any of the same, without the prior written consent of the Facility Agent (acting on the instructions of all Lenders). 21.2 Assignment by Finance Parties Subject to the Intercreditor Deed: (a) (assign) a Finance Party may assign, transfer, novate or sub-participate, or otherwise dispose of or deal with, any or all of its rights or obligations under any Finance Document at any time without the consent of , or notice to, any Obligor. (b) (Sub-participate) to avoid doubt, a Lender may, without consent of , or notice to, any Obligor, sub-participate or enter into a credit derivative transaction or a synthetic securitisation transaction in relation to all or part of its participation in the Facility (being a right to share in the f inancial benef its of this document, without any direct rights against an Obligor). (c) (encumber) a Finance Party may, without the consent of , or notice to, any Obligor, create or allow to exist any Security Interest over any or all of its rights under any Finance Document. (d) (consent) a Finance Party may not assign or novate rights to any person who is an Obligor or a Related Entity of any Obligor without the prior written consent of each other Finance Party. 21.3 Substitution certificates (a) (substitution certificate) If a Finance Party wishes to substitute a person for all or part of its Commitment: (i) that Finance Party and the substitute will execute and deliver to the Facility Agent four counterparts of a certif icate substantially in the form of Schedule 5; and (ii) the substitute will execute and deliver to the Facility Agent an accession deed substantially in the form of Schedule 6 of the Intercreditor Deed by which the substitute accedes to the Intercreditor Deed, with the substitution to be effective simultaneously with the substitute’s accession to the Intercreditor Deed (subject to the completion of the steps set out in this clause 21.3). (b) (action on receipt) On receipt of the certificate, if the retiring Lender pays the Facility Agent's reasonable costs of the substitution and if the Facility Agent is satisf ied that:

Corrs Chambers Westgarth 3445-6323-2315v7 51 Syndicated Loan Note Subscription Agreement – Project Mustang (i) the substitution relates to all the relevant Lender's Commitments or, where part of the relevant Lender's Commitments, by the same proportion; (ii) the substitution complies with clause 21.2; and (iii) the substitute Lender has completed all KYC Checks in order to comply with applicable laws, together with all information which the Facility Agent reasonably requires to manage its anti-money laundering, counter-terrorism f inancing or economic and trade sanctions risk or to comply with any anti-money laundering or counter-terrorism f inancing legislation, then the Facility Agent will promptly: (iv) notify the Borrower; (v) countersign the counterparts of the certificate on behalf of all other parties to this document; (vi) cause the substitute Lender to execute a deed poll under the Security Trust Deed so that it becomes a benef iciary under the Security Trust Deed; (vii) enter the substitution in a register kept by it (which will be conclusive); and (viii) retain one counterpart of the certif icate and deliver the others to the retiring Lender, the substitute Lender and the Borrower. (c) (retiring Lender relieved) When the certificate is countersigned by the Facility Agent, the retiring Lender will be relieved of its obligations to the extent specif ied in the certif icate and the substitute Lender will be bound by this document as stated in the certif icate. (d) (Facility Agent is agent of the parties) Each other party to this document irrevocably authorises the Facility Agent to sign each certif icate on its behalf . (e) (no substitution immediately before drawing) Unless the Facility Agent otherwise agrees, no substitution may be made while any Drawdown Notice is current. (f ) (substitution fee) Unless the Facility Agent otherwise agrees, the substitute Lender must, on the date upon which the substitution takes effect, pay to the Facility Agent (for its own account) a fee of $5,000 plus GST if applicable where the substitute Lender is an authorised deposit taking institution (as def ined in the Banking Act 1959 (Cth)) or such other reasonable amount advised by the Facility Agent f rom time to time (where the transfer is not an authorised deposit taking institution (as defined in the Banking Act 1959 (Cth)). 21.4 Tax Gross-up on assignment or novation by Lender If : (a) a Lender assigns or novates any of its rights or obligations under the Finance Documents; and (b) as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the new Lender under clause 14.2 or 15.2, then the new Lender is only entitled to receive payment under clause 14.2 and 15.2 to the same extent as the existing Lender would have been if the assignment, novation or change had not occurred.

Corrs Chambers Westgarth

22 Relationship of Lenders to Facility Agent

22.1 Authority

(a) (**appointment**) Subject to **clause 22.16**, each Lender irrevocably appoints the Facility Agent to act as its agent under the Finance Documents (except as described in **clause 22.1(c)**).

(b) (**powers and duties**) The Facility Agent has all powers expressly delegated to it by the Finance Documents together with all other powers reasonably incidental to those powers. The Facility Agent has no duties or responsibilities except those expressly set out in the Finance Documents. The Facility Agent's duties under the Finance Documents are solely mechanical and administrative in nature.

(c) (**other services**) Where the Facility Agent provides services in connection with the administration of the Facility or the Finance Documents, such as calculating rates and amounts, keeping records, distributing payments and information and dealing with Drawdown Notices, it does not provide those services as agent for the Lenders but the remainder of this **clause 22** still applies.

(d) (**costs for services**) To the extent that the Borrower reimburses the Facility Agent under for any costs, charges or expenses under **clause 12.1**, the amount of the reimbursement is in consideration of the arranging and facilitating services provided by the Facility Agent to the Borrower under **clause 12.3**.

22.2 Instructions and extent of discretion

(a) (**act on instructions**) In the exercise of all its rights, powers and discretions under the Finance Documents, the Facility Agent must act in accordance with the instructions of all Lenders (if the relevant Finance Document stipulates the matter is an all Lender decision) or in accordance with the instructions of the Majority Lenders (if the relevant Finance Document stipulates the matter is a Majority Lender decision or does not provide any relevant stipulation). The Facility Agent will not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with this **clause 22.2(a)**.

(b) (**request instructions**) The Facility Agent is entitled to request instructions, or clarification of any instruction, from the Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c) (**act in best interests**) If it neither seeks (not being obliged to) nor receives those instructions, the Facility Agent need not act. However, it may act as it sees fit in the best interests of all Lenders.

(d) (**no obligation to seek instructions**) Except as expressly provided in a Finance Document, the Facility Agent need not seek the instructions of, or consult with, any Lenders (but may do so).

(e) (**action binding**) Any action taken by the Facility Agent in accordance with the Finance Documents binds all Lenders.

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Corrs Chambers Westgarth 3445-6323-2315v7 53 Syndicated Loan Note Subscription Agreement – Project Mustang (f ) (legal proceedings) The Facility Agent is not authorised to act on behalf of a Lender (without f irst obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 22.3 Rights and discretions (a) The Borrower need not enquire whether any instructions have been given to the Facility Agent by all Lenders or as to the terms of those instructions. As between the Borrower on the one hand and the Facility Agent and the Lenders on the other, all action taken by the Facility Agent under the Finance Documents will be taken to be authorised. (b) The Facility Agent may: (i) assume that: (A) any instructions received by it from any Lenders, the Majority Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and (B) unless it has received notice of revocation, that those instructions have not been revoked; and (ii) rely on a written statement f rom any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the ef fect that such person approves of any particular dealing, transaction, step, action or thing, as suf f icient evidence that that is the case and, in the case of clause 22.3(b)(ii)(A), may assume the truth and accuracy of that certif icate. (c) The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under clause 9.1(a)); (ii) any right, power, authority or discretion vested in any party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Borrower (other than a Drawdown Notice) is made on behalf of and with the consent and knowledge of all the Obligors. (d) The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts or professional advisers. (e) Without prejudice to the generality of clause 22.3(d) or clause 22.3(f), the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary. (f ) The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other party) and shall not be liable for any damages, cos ts or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

Corrs Chambers Westgarth 3445-6323-2315v7 54 Syndicated Loan Note Subscription Agreement – Project Mustang (g) The Facility Agent may act in relation to the Finance Documents through its of f icers, employees, secondees and agents. (h) Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other party any information it reasonably believes it has received as Facility Agent under a Finance Document. (i) Without limiting clause 22.3(h), the Facility Agent may disclose the identity of a Defaulting Finance Party to the other Finance Parties and the Borrower and must disclose it on the written request of the Borrower or the Lenders. (j) Notwithstanding any other provision of any Finance Document to the contrary, the Facility Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a f iduciary duty or duty of conf identiality. 22.4 Facility Agent not a fiduciary (a) The Facility Agent does not owe a f iduciary or other duty or responsibility except as expressly provided in a Finance Document. (b) The Facility Agent is not bound to account to any Lender for any sum or the prof it element of any sum received by it for its own account. 22.5 No liability Neither the Facility Agent nor any of its respective directors, of f icers, employees, agents, attorneys, Related Entities or successors is responsible to any Finance Party for, or will be liable (whether in negligence or on any other ground whatever) in respect of : (a) (conduct) any conduct relating to, contained in or relying on, any loan proposal or information memorandum, any Finance Document or any document or agreement referred to in or received under any Finance Document; (b) (information) the value, validity, ef fectiveness, genuineness, enforceability or suf ficiency of any loan proposal or information memorandum, any Finance Document or any other document or agreement; (c) (default) any failure by any Obligor to perform its obligations; or (d) (action taken) any action taken or omitted to be taken by it or them under any Finance Document except in the case of its or their own wilful misconduct or gross negligence. 22.6 Delegation The Facility Agent may employ agents and attorneys. 22.7 Reliance on documents and experts The Facility Agent may rely on: (a) (documents) any representation, communication, notice or document (including any fax transmission, telegram or telex or email) believed by it to be genuine, correct and appropriate authorised; and (b) (advice) advice and statements of lawyers, independent accountants and other experts selected by the Facility Agent.

Corrs Chambers Westgarth 3445-6323-2315v7 55 Syndicated Loan Note Subscription Agreement – Project Mustang 22.8 Notice of transfer The Facility Agent may treat each Lender as the holder of the Lender's rights under the Finance Documents until the Facility Agent has received either a substitution certif icate under this document or a notice of assignment satisfactory to the Facility Agent. 22.9 Notice of default (a) (knowledge) The Facility Agent will be taken not to have knowledge of any fact or information (including the occurrence of a Default) unless: (i) it has received notice from a Lender or an Obligor stating that fact or information (and, in the case of a Default, describing it as such); or (ii) its officers who have day to day responsibility for the transaction become aware of that fact or information. (b) If the Facility Agent becomes aware of a Default under clause 22.9(a) or the non- payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent) under this document, it must promptly notify the Lenders. 22.10 Facility Agent as Lender and banker (a) (Facility Agent may be Lender) The Facility Agent may be a Lender in its private or another capacity. As a Lender, the Facility Agent has the same rights as any other Lender. It may exercise them as if it were not the Facility Agent. (b) (Facility Agent may conduct other business) The Facility Agent may conduct any business with any Obligor as if it were not the Facility Agent provided such activity does not create a conflict of interest for the Facility Agent or result in a breach of any duty of conf identiality the Facility Agent may owe to any Finance Party. It does not have to account to the Lenders for any fees or prof it relating to that other business. 22.11 Exclusion of liability (a) Without limiting clause 22.11(b) (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilf ul misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of , under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of clauses 22.11(a)(i) and 22.11(a)(ii), any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of :

Corrs Chambers Westgarth 3445-6323-2315v7 56 Syndicated Loan Note Subscription Agreement – Project Mustang (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses to any person, any diminution in value or any liability arising as a result of : nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions af fecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No party (other than the Facility Agent) may take any proceedings against any of f icer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that off icer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Facility Agent may rely on this clause 22.11(b). (c) The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose. (d) Nothing in this document will oblige the Facility Agent to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this document might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Facility Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent's liability, any liability of the Facility Agent arising under or in connection with any Finance Document will be limited to the amount of actual loss which has been suf fered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event will the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages. 22.12 Indemnity to Facility Agent and Lenders (a) (to Facility Agent) Each Lender indemnif ies the Facility Agent within three Business Days of demand (to the extent not reimbursed by any Obligor under any Finance Document) rateably in accordance with their respective Commitment (or, if nil, their respective shares of the Principal Outstanding) against any loss, cost, liability, expense or damage the Facility Agent may sustain or incur directly or indirectly under or in relation to the Finance Documents as Facility Agent.

Corrs Chambers Westgarth 3445-6323-2315v7 57 Syndicated Loan Note Subscription Agreement – Project Mustang (b) (no liability Facility Agent's wilful misconduct or gross negligence) Other than any cost, expense, loss or liability pursuant to clause 14.15, no Lender is liable under this clause 22.12 for any of the above to the extent that they arise from the Facility Agent's wilful misconduct or gross negligence. Nor is it liable for non payment of any fees to the Facility Agent. (c) (to Lenders) The Borrower indemnif ies each Lender within three Business Days of demand against any amount paid under clause 22.12(a) if the Borrower would have been liable to indemnify the Facility Agent with respect to that amount. This does not limit its liability under any other provision. (d) (Facility Agent may refrain from acting until indemnified) The Facility Agent may ref rain f rom acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnif ication and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. The Facility Agent may specify that the security be cash, in which case the Borrower must provide it on request, failing which each Lender must on request pay its proportion of the cash according to its Commitment. Any amount recovered by the Facility Agent under any security will be taken to be an amount paid by the party which provided that security. 22.13 Independent investigation of credit Each Lender confirms that it has made and will continue to make, independently and without reliance on the Facility Agent or any other Lender: (a) (own investigation) its own investigations into the af fairs of the Obligors; and (b) (own analysis) its own analyses and decisions whether to take or not take action under any Finance Document. 22.14 No monitoring The Facility Agent is not required to monitor compliance with any document or agreement or to do any inspections. 22.15 Information (a) (copies of documents) The Facility Agent will promptly provide to each Lender a copy of each notice, report and other document which is provided to the Facility Agent in suf f icient copies for the Lenders under the Finance Documents. (b) (authority from Borrower) The Borrower authorises the Facility Agent to provide any Lender with any information concerning its affairs which may otherwise come into the possession of the Facility Agent. The Facility Agent is not obliged to do so. (c) (confidentiality) The Facility Agent is not obliged to disclose any information if in the opinion of the Facility Agent (on the basis of the advice of its legal advisers) disclosure would or might breach a law or a duty of secrecy or conf idence. 22.16 Replacement of Facility Agent (a) (retirement/removal) Subject to the appointment of a successor Facility Agent as provided in this clause 22.16 and the Facility Agent becoming a party to the Intercreditor Deed:

Corrs Chambers Westgarth

(i) the Facility Agent may resign at any time by giving not less than 30 days' notice to the Lenders and to the Borrower; and

(ii) with the consent of all the Lenders, the Lenders may remove the Facility Agent from office by giving not less than 30 days' notice to the Borrower and the Facility Agent.

(b) (**successor**) After a notice under **clause 22.16(a)** is given, the Majority Lenders may appoint a successor Facility Agent unless the Facility Agent has resigned under **clause 22.16(a)(i)** and appointed a Related Entity as its successor.

(c) (**Borrower consent**) Unless a Default is subsisting or the successor is a Related Entity of the Facility Agent or another Lender, the Borrower's approval to the appointment is required. The Borrower must not unreasonably withhold its approval. The Borrower must respond as soon as practicable to any request for approval and in the absence of notice from the Borrower that it does not approve of the appointment within five Business Days of notification by the Facility Agent, will be deemed to have approved.

(d) (**Facility Agent may appoint**) If no successor Facility Agent is appointed within 30 days after notice, the retiring Facility Agent may appoint a successor without any person's approval but only after consultation with the Majority Lenders and notice to the Borrower.

(e) (**powers of successor**) The appointment of the successor Facility Agent will be effected by its execution of a deed poll. The retiring Facility Agent is authorised to sign that deed poll on behalf of the other parties. On countersignature of that deed poll by the retiring Facility Agent, the successor will have all the rights, powers and obligations of the retiring Facility Agent. The retiring Facility Agent will be discharged from its rights, powers and obligations (other than liabilities preserved under **clause 22.16(g)**).

(f) (**delivery of documents**) The retiring Facility Agent must execute and deliver all documents or agreements which are necessary or in its opinion desirable to transfer to the successor each Security Interest and Guarantee held by the retiring Facility Agent as Facility Agent or to effect the appointment of the successor Facility Agent. The Facility Agent must deliver to its successor all its documents and external communications it received or gave as Facility Agent.

(g) (**continuing obligations**) After any retiring Facility Agent's resignation or removal, this **clause 22** will continue to apply to anything done or not done by it before then as Facility Agent.

(h) (**costs of replacement**) The Borrower need not pay the cost of the appointment of a successor Facility Agent. That cost will be borne:

(i) where the Facility Agent has resigned or has been removed because it has failed to perform its obligations or has been negligent or acted in wilful misconduct as Facility Agent, by the retiring Facility Agent; and

(ii) where the Facility Agent has been otherwise removed by the Lenders, by the Lenders.

At the successor Facility Agent's request, the Borrower must negotiate in good faith the fees to be paid to the Facility Agent. Until they are agreed, the Borrower must pay the successor the same fees at the same times as it agreed with the retiring Facility Agent.

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Corrs Chambers Westgarth 3445-6323-2315v7 59 Syndicated Loan Note Subscription Agreement – Project Mustang 22.17 Amendment of Finance Documents (a) (authority to amend) Subject to clause 22.17(b), the Facility Agent is authorised on behalf of the other Finance Parties to amend any Finance Document to which it is a party or to grant any waiver or release under a Finance Document if : (i) the Facility Agent is satisfied that it corrects a manifest or minor error or is of a formal or technical nature only; or (ii) in respect of the granting of any waiver or release which is a Majority Lender decision, the Majority Lenders have notified the Facility Agent of their agreement to it; and (iii) in any other case, the Finance Parties (other than the Facility Agent) have notified the Facility Agent of their agreement to it. (b) (amendments with consent) The Facility Agent must not amend a Finance Document, or grant a waiver or release of or under a Finance Document, if the amendment, waiver or release would: (i) ef fect a waiver in respect of any conditions precedent contemplated by clause 3 without the consent of all Lenders; (ii) increase a Commitment of, extend the Drawdown Period for, or change the date, amount, currency, priority or order of any payment to, a Finance Party, without the consent of all Lenders and, if the amendment, waiver or release af fects or relates to the Security Trustee, the Security Trustee; (iii) discharge or release any Guarantee or Security Interest existing for the benefit of a Finance Party, without the consent of all Lenders, other than to permit a transaction which complies with the Finance Documents; (iv) change the nature or scope of the guarantee and indemnity granted under clause 11 without the consent of all Lenders; (v) amend this clause 22.17 without the consent of all Lenders and the Security Trustee; (vi) relate to any of the following provisions of this document: (A) clause 4.1 (Drawdown Notice); (B) clause 14.14 (Partial payments); (C) clause 15 (Illegality); (D) clause 21.1 (Assignment by Obligors); (E) clause 21.2 (Assignment by Finance Parties); (F) clause 23 (Proportionate sharing); (G) clause 25.5 (Finance Parties' rights and obligations), without the consent of all Lenders; (vii) change the definition of "Majority Lenders" without the consent of all Lenders; or (viii) change any requirement for the agreement or instructions of all or a specif ied majority of Finance Parties (or any category of them) to be obtained, without the consent of each Finance Party entitled to be counted in determining whether that requirement is satisf ied; or

Corrs Chambers Westgarth 3445-6323-2315v7 60 Syndicated Loan Note Subscription Agreement – Project Mustang (ix) relate to any matter or provision which expressly requires the consent of all the Lenders, without the consent of all Lenders. (c) (Finance Parties bound) Each Finance Party will be bound by any amendment, waiver or release by the Facility Agent in accordance with this clause 22.17. (d) (no limit to grant waiver or release) Nothing in this clause 22.17 limits the right of a Finance Party to grant a waiver or release. 22.18 No obligations (a) The Facility Agent is not required to do anything under any Finance Document (even where instructed to do so) if the Facility Agent believes that the proceeds and any other arrangements will not be sufficient to reimburse the Facility Agent for its costs, charges or expenses or to indemnify it or if in its opinion the doing of that thing might be unlawful or breach any official directive of a Government Body or a breach of a f iduciary duty or duty of conf identiality. (b) Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any f inancial liability in the performance of its duties, obligations or /responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 22.19 Responsibility for documentation The Facility Agent is not responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, an Obligor or any other person given in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document; or (c) any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise. 22.20 Know your customer Each Lender must promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 22.21 Deduction from amounts payable by the Facility Agent If any party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that party, deduct an amount not exceeding that amount from any payment to that party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the

Corrs Chambers Westgarth 3445-6323-2315v7 61 Syndicated Loan Note Subscription Agreement – Project Mustang amount owed. For the purposes of the Finance Documents that party shall be regarded as having received any amount so deducted. 23 Proportionate sharing 23.1 Sharing (a) (Lender receives money) Whenever a Lender (Lender A) receives or recovers any money in respect of any sum due f rom an Obligor under a Finance Document in any way (including by set off) except through distribution by the Facility Agent under this document: (i) Lender A will promptly notify the Facility Agent and pay an amount equal to the amount of that money to the Facility Agent (unless the Facility Agent directs otherwise); and (ii) the Facility Agent will deal with the amount as if it were a payment by that Obligor on account of all sums then payable to the Lenders. (b) (payment for the account of the Facility Agent) Unless clause 23.1(c) applies: (i) the payment or recovery will be taken to have been a payment for the account of the Facility Agent and not to Lender A for its own account, and the liability of the relevant Obligor to Lender A will only be reduced to the extent of any distribution received by Lender A under clause 23.1(a)(ii); and (ii) (without limiting clause 23.1(b)(i)) the Borrower must indemnify Lender A against a payment under clause 23.1(a)(i) to the extent that (despite clause 23.1(b)(i)) its liability has been discharged by the recovery or payment. (c) (insolvency of payer) Where: (i) the money referred to in clause 23.1(a) was received or recovered otherwise than by payment (for example, set of f ); and (ii) the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Facility Agent, or becomes insolvent as a result of the receipt, or recovery or the payment, then the following will apply so that the Lenders have the same rights and obligations as if the money had been paid by the relevant Obligor to the Facility Agent for the account of the Lenders and distributed accordingly: (iii) each other Lender will assign to Lender A an amount of the debt owed by the relevant Obligor to that Lender under the Finance Documents equal to the amount received by that Lender under clause 23.1(a); (iv) Lender A will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and (v) that assignment will take ef fect automatically on payment of the distributed amount by the Facility Agent to the other Lender. (d) (if payment disgorged or unwound) If Lender A is required to disgorge or unwind all or part of the relevant recovery or payment then the other Lenders must repay to the Facility Agent for the account of that Lender the amount necessary to ensure that all

Corrs Chambers Westgarth 3445-6323-2315v7 62 Syndicated Loan Note Subscription Agreement – Project Mustang Lenders share rateably in the amount of the recovery or payment retained. Clauses 23.1(b) and 23.1(c) apply only to the retained amount. 23.2 Refusal to join in action A Lender who does not accept an invitation to join an action against any Obligor or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) is not entitled to share in any amount so recovered. 23.3 Arrangements with unrelated parties This clause 23 does not apply to receipts and recoveries by a Lender under arrangements (including credit derivatives and sub-participations) entered into by that Lender in good faith with parties unrelated to the Obligors or to cover some or all of its risk. 24 General 24.1 Further assurances (a) Each Obligor must do anything required by a Finance Party to bind it and its successors under the Finance Documents and to otherwise perfect the Finance Parties' rights under the Finance Documents, including obtaining consents, signing and producing documents, producing receipts, getting documents completed and signed and promptly complying with requisitions from any Government Body for the purposes of enabling the Finance Parties to register the Security Documents where applicable. (b) The Borrower: (i) agrees to execute any and all other documents reasonably requested by the Facility Agent in connection with the provision of the Facility; and (ii) authorises the Facility Agent to, without notice to or consultation with the Borrower, enter into such documents and arrangements as the Borrower’s agent as may be necessary to adhere to any regulatory, compliance or funding requirements arising under or in connection with this document or the Facility (including the requirements of any person who has invested or provided funds which are utilised in connection with the Facility), provided such documents and arrangements do not: (iii) adversely affect the rights or obligations of the Borrower under this document or any other Finance Document; (iv) increase in any way whatsoever the Borrower’s obligations or liabilities under this document or any other Finance Document; or (v) result in the Borrower incurring any obligations or liabilities which are in addition to or any greater than those incurred under this document and the other Finance Documents. 24.2 Reinstatement of rights If there is an Avoided Transaction then, notwithstanding that anything was or ought to have been within a Finance Party's knowledge:

Corrs Chambers Westgarth 3445-6323-2315v7 63 Syndicated Loan Note Subscription Agreement – Project Mustang (a) (Obligor's liability) the relevant Obligor's liability under the Finance Documents (and in particular the amount of the Principal Outstanding and any other money owing or payable to that Finance Party under this document) and the Finance Party's rights are the same as if the Avoided Transaction had not taken place; (b) (restoration by Obligor) each Obligor must immediately do all things to satisfactorily restore to that Finance Party any Security Interest or Guarantee held by it immediately before the Avoided Transaction took place; and (c) (recovery from Obligor) that Finance Party may recover f rom the Borrower all charges, costs and expenses (including legal costs on the basis set out in clause 12) and Taxes incurred by it in connection with the Avoided Transaction in addition to any other money recoverable by it f rom the relevant Obligor. 24.3 Certificates A certif icate signed by a Finance Party or an Authorised Representative of a Finance Party stating: (a) (money payable) the amount of any money owing or payable to the Finance Party under a Finance Document; or (b) (other) anything else relevant to the establishment of any of that Finance Party's rights or an Obligor's liabilities under a Finance Document, is suf f icient evidence of the truth of its contents. 24.4 Rights (a) (cumulative rights) The Finance Parties' rights under the Finance Documents are cumulative with, and do not exclude, any other right. (b) (exercise of rights) A Finance Party may exercise or not exercise a right (including the making or not making of any determination) in its absolute discretion and the Finance Party is not required to give any reasons for its decision. (c) (Finance Party not liable for loss) No Finance Party is liable for any loss arising out of or in connection with its omission to exercise any right or to make any determination, or any delay in exercising any right or in making any determination, or the exercise or partial exercise of any right. (d) (enforcement) To the extent permitted by law, a Finance Party may enforce or act on a breach of an Obligor's obligations despite the termination of the agreement recorded in the Finance Documents. 24.5 No merger None of the rights or obligations of the parties merge on completion of any transaction under the Finance Documents but survive the execution and delivery of any assignment or instrument entered into in implementation of any transaction. 24.6 Waivers, variations and consents (a) (in writing) Any waiver or consent by a Finance Party under a Finance Document is ef fective only if it is in writing signed by or on behalf of the Finance Party and then only to the extent expressly stated in writing and in the specific instance and for the specif ic purpose for which it is given.

Corrs Chambers Westgarth 3445-6323-2315v7 64 Syndicated Loan Note Subscription Agreement – Project Mustang (b) (no waiver) No failure on the part of a Finance Party or its Representative to exercise, or delay on its part in exercising, any of its rights under a Finance Document operates as a waiver of them. (c) (exercise of rights) A single or partial exercise of any right by a Finance Party under a Finance Document does not preclude any further or other exercise of that right or the exercise of any other rights. (d) (variation in writing) No provision of a Finance Document or right conferred by it can be varied except in writing signed by the parties. (e) (consent) Unless a Finance Document expressly provides otherwise, a Finance Party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion. 24.7 Time of the essence Time is of the essence in respect of all obligations of an Obligor to pay money under the Finance Documents. 24.8 Invalidity If any part of any Finance Document is for any reason unenforceable that part is to be read down to the extent necessary to preserve its operation and if it cannot be read down it is to be severed. 24.9 Set-off If an Obligor does not pay on time any amount payable by it to a Finance Party under any Finance Document, then each Obligor authorises that Finance Party: (a) (application) to apply any credit balance in any currency in any account of the relevant Obligor with any branch or of f ice of that Finance Party towards satisfaction of that amount; and (b) (authorisation) in the name of the relevant Obligor or that Finance Party, to do anything including: (i) execute any document; and (ii) ef fect any currency conversion, which may be required to make any application under clause 24.9(a). 24.10 Acknowledgment by Obligors Each Obligor conf irms that: (a) (no reliance) it has not entered into this document in reliance on or as a result of any statement or conduct of any kind of or on behalf of a Finance Party; and (b) (actions) a Finance Party need not do anything (including disclose anything or give any advice to any Obligor) except as expressly set out in this document. 24.11 Counterparts If this document is executed in counterparts then each is deemed an original and together they constitute one document.

Corrs Chambers Westgarth 3445-6323-2315v7 65 Syndicated Loan Note Subscription Agreement – Project Mustang 24.12 Governing law and jurisdiction This document is governed by the law of the State of New South Wales and the parties submit to the non-exclusive jurisdiction of its courts. 25 Construction 25.1 Interpretation In this document, unless the contrary intention appears: (a) (amendments) a reference to this document or any other agreement or instrument is a reference to this document or that other agreement or instrument as amended, novated, supplemented, extended, restated or replaced; (b) (law) a reference to a law includes any law, principle of equity, statute and of f icial directive of any Government Body; (c) (statutes and regulations) a reference to any statute includes regulations and other instruments under it and any consolidations, amendments, re-enactments and replacements of it; (d) (property or assets) a reference to "property" or "asset" includes any present or future, real or personal, tangible or intangible property, asset or undertaking and any right, interest or benef it under or arising f rom it; (e) (singular and plural) the singular includes the plural and vice versa; (f ) (gender) a reference to one gender includes the other gender; (g) (person) the word "person" includes a f irm, corporation, body corporate, unincorporated association or Government Body; (h) (successors) a reference to a person includes a reference to the person's executors, administrators, legal personal representatives, successors and permitted assigns; (i) (joint and several) an agreement on the part of, or in favour of , two or more persons binds or is for the benefit of them and any one or more of them jointly and severally; (j) (party) a reference to a party means a person who is named as a party to, and is bound to comply with the provisions of , this document; (k) (without limitation) a reference to "includes" or "including" means "includes, without limitation" and "including, without limitation" respectively; (l) (defined terms) where a word or phrase is given a defined meaning in this document, the other grammatical forms of the word or phrase have a corresponding meaning; (m) (acts and omissions) a reference to an act includes an omission and doing an act includes executing a document; (n) (things and groups) a reference to any thing (including the Secured Money and the Secured Property) is a reference to the whole or any part of it and a reference to a group of persons or things (including the Obligors) is a reference to each of them individually and to any 2 or more of them collectively; (o) (headings) a heading is for reference only and it does not af fect the meaning or interpretation of this document;

Corrs Chambers Westgarth 3445-6323-2315v7 66 Syndicated Loan Note Subscription Agreement – Project Mustang (p) (schedules and annexures) a schedule or annexure attached to this document forms part of it; (q) (clauses) references to a clause, schedule or annexure are to clauses, schedules and annexures of this document; (r) (rights) a reference to a right includes an interest, power, remedy, privilege and cause of action however arising; (s) (dealings with Bills) any reference to the drawing, acceptance, endorsement, discounting or other dealing of or with a Bill is a reference to drawing, acceptance, endorsement, discounting or dealing within the meaning of the Bills of Exchange Act 1909 (Cth); (t) (time) references to time are references to time in Sydney, New South Wales; (u) (currency) references to dollars or $ is to Australian currency; (v) (accounting terms) a reference to an accounting term is to be interpreted in accordance with Accounting Standards applicable f rom time to time; (w) (subsisting) a reference to an Event of Default, Potential Event of Default or Default which "subsists" or is "subsisting" is a reference to that event which has occurred and in respect of which the Facility Agent has not conf irmed in writing to the Borrower that such event has been remedied to the Facility Agent's satisfaction (acting on the instructions of all Lenders) or waived by the Facility Agent (acting on the instructions of all Lenders); and (x) (repaying Drawings and Principal Outstanding) a reference to the Borrower repaying an outstanding Drawing or repaying a Principal Outstanding is a reference to the Borrower redeeming the Loan Notes the subject of that Drawing or the Principal Outstanding by paying the relevant amount to the relevant Finance Party. 25.2 PPS Act defined terms In a Finance Document, unless the contrary intention appears, a reference to a term which is def ined in the PPS Act has the same meaning given to that term in the PPS Act. In addition: (a) a reference in this document to "control" or "possession" includes control or possession as def ined in the PPS Act; and (b) a reference to "non-circulating asset" means any personal property which is not a circulating asset. 25.3 Business Day rule Except as otherwise indicated in this document, anything required by this document to be done on a day which is not a Business Day is to be done on the preceding Business Day. 25.4 Effect of statutes and regulations If a statute or regulation only applies in so far as a contrary intention is not expressed in this document, the terms of this document prevail where the application of that statute or regulation would adversely af fect or otherwise restrict any right of a Finance Party. 25.5 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does

Corrs Chambers Westgarth 3445-6323-2315v7 67 Syndicated Loan Note Subscription Agreement – Project Mustang not af fect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor will be a separate and independent debt. (c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents. 25.6 Limitation of liability of Security Trustee (a) The Security Trustee enters into this document in its capacity as trustee of the Security Trust and not in its personal capacity, or in its capacity as trustee of any trust other than the Security Trust. (b) Clause 18 (Liability of Security Trustee) of the Security Trust Deed applies to this document as if set out in full. 25.7 Inconsistency (a) If there is any inconsistency between the terms of this document and the terms of any other Finance Document (other than the Intercreditor Deed), the terms of this document prevail to the extent of that inconsistency. (b) If there is any inconsistency between the terms of this document and the terms of the Intercreditor Deed, the terms of the Intercreditor Deed prevail to the extent of that inconsistency. 25.8 Trustee Obligor Each Finance Document is binding on each Obligor in its personal capacity and in its capacity as trustee of any trust. A reference to: (a) (dual capacity) an Obligor in a Finance Document is a reference to that party in its personal capacity and as trustee of any trust; and (b) (any asset or liability) any asset, liability, act or omission of an Obligor includes any asset, liability, act or omission of that Obligor as trustee of any trust. 25.9 Multiple persons comprising the Guarantor If more than one person is named as comprising the Guarantor: (a) (joint and several liability) each person comprising the Guarantor will be jointly and severally liable for the payment of all of the Guaranteed Money and for the performance of all of the Guarantor’s other obligations under this document; (b) (enforcement) the Finance Parties may enforce this document against any one or more of the persons comprising the Guarantor without af fecting the liability of any other person or persons comprising the Guarantor and without enforcing this document against all of them; and (c) (reference) a reference to the Guarantor is a reference to each of them persons comprising the Guarantor individually and to any two or more of them collectively.

Corrs Chambers Westgarth 3445-6323-2315v7 68 Syndicated Loan Note Subscription Agreement – Project Mustang Each person who enters this document as a person comprising the Guarantor will be bound by it, even though one or more of the persons named as comprising the Guarantor may not have executed this document, may not be bound by it or may be released f rom it.

Corrs Chambers Westgarth

Schedule 1 – Guarantors

	Entity	Notice Details
1	Air Partners Pty Ltd ACN 065 221 356	Address: 81-83 Baxter Road, Mascot NSW 2020 Email: Director/Company Secretary/General Counsel Attention: xxxx@airt.com
2	Rex Investment Holdings Pty Ltd ACN 101 317 677	Address: 81-83 Baxter Road, Mascot NSW 2020 Email: Director/Company Secretary/General Counsel Attention: xxxx@airt.com
3	Regional Express Pty Ltd ACN 101 325 642	Address: 81-83 Baxter Road, Mascot NSW 2020 Email: Director/Company Secretary/General Counsel Attention: xxxx@airt.com
4	Rex Flyer Pty Ltd ACN 671 816 621	Address: 81-83 Baxter Road, Mascot NSW 2020 Email: Director/Company Secretary/General Counsel Attention: xxxx@airt.com
5	Australian Aero Propeller Maintenance Pty Ltd ACN 131 278 889	Address: 81-83 Baxter Road, Mascot NSW 2020 Email: Director/Company Secretary/General Counsel Attention: xxxx@airt.com
6	Australian Airline Pilot Academy Pty Ltd ACN 128 392 469	Address: 81-83 Baxter Road, Mascot NSW 2020 Email: Director/Company Secretary/General Counsel Attention: xxxx@airt.com
7	AAPA Victoria Pty Ltd ACN 118 837 586	Address: 81-83 Baxter Road, Mascot NSW 2020 Email: Director/Company Secretary/General Counsel Attention: xxxx@airt.com

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Corrs Chambers Westgarth

Schedule 2 – Conditions precedent

Condition precedent		Responsibility
1	(**Searches, enquiries, requisitions**) The results of all due diligence, searches, inspections, enquiries and replies to all requisitions requested or made by the Finance Parties or their solicitors or both in respect of any Obligor, the Material Documents or the Secured Property.	Each Obligor
2	(**Verification Certificate**) A Verification Certificate made by two directors or the sole director and sole company secretary (as applicable) of each Obligor.	Each Obligor
3	(**Finance Documents**) Each Finance Document duly executed and delivered and, where applicable, in registrable form together with all executed documents necessary to register them.	Each Obligor
4	(**Restructure Effective Date**) Evidence that the Restructure Effective Date (as defined in, and for the purposes of, the Restructuring Coordination Deed) will occur on around Financial Close.	Each Obligor
5	(**Material Documents**) Certified copies of each Material Document duly executed and evidence that it has been duly stamped and registered where required.	Each Obligor
6	(**Fees**) Confirmation that the Borrower has paid each fee referred to in **clause 5** which is then due and payable.	Borrower
7	(**Costs, charges and expenses**) Evidence that the Borrower has paid all costs, charges and expenses referred to in **clause 12** which are then due and payable.	Borrower
8	(**Releases**) Duly completed and executed discharges and releases, in registrable form, of any Encumbrance existing over any Secured Property other than a Permitted Encumbrance together with a copy of any power of attorney pursuant to which such discharges and releases are executed.	Each Obligor
9	(**Approvals and licences**) Evidence that all necessary Authorisations for the occupation and the current and proposed use of the Real Property have been obtained and remain in full force and effect.	Each Obligor

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Corrs Chambers Westgarth 3445-6323-2315v7 71 Syndicated Loan Note Subscription Agreement – Project Mustang Condition precedent Responsibility 10 (Know your customer) Any "know your customer" information in respect of the Obligors and their Authorised Representatives to the extent necessary to comply with any anti-money laundering and counter-terrorism legislation. Each Obligor 11 (Opinion) Opinions or certifications, addressed to the Finance Parties, f rom their counsel in relation to the validity and enforceability of the Finance Documents. Facility Agent 12 (Authorisations) A certified copy of all documents evidencing that each Obligor has taken all necessary action and has in full force and ef fect the Authorisations for it to enter into the Transaction Documents to which it is a party and the transactions contemplated by them, comply with its obligations under them and allow them to be enforced, or confirmation that there are none. Each Obligor

Corrs Chambers Westgarth 3445-6323-2315v7 72 Syndicated Loan Note Subscription Agreement – Project Mustang Schedule 3 – Verification Certificate [On letterhead] To: Air T Lending 25.1, LLC (Facility Agent) Attention: General Counsel Dear Sirs Syndicated Loan Note Subscription Agreement dated [] between, among others, Regional Express Holdings Limited and the Facility Agent (Facility Agreement) 1 [I am/We are] the [sole director and company secretary/directors] of [##Company name] (Company) [*which is the trustee of the trust known as [##Trust name] (Trust)]). 2 The following are the signatures of the persons appointed as Authorised Representatives of the Company for the purposes of the Finance Documents: Signature of Authorised Representative Name: Title: Signature of Authorised Representative Name: Title: Signature of Authorised Representative Name: Title: Signature of Authorised Representative Name: Title: 3 [Attached is a true, complete, and up to date copy of : (a) [the trust deed for the Trust]; (b) [each/the] original power of attorney under which the Finance Documents may be executed by the Company.] (c) [## any further Material Documents or other documents to be certified for the purpose of the Finance Documents.] Each is in full force and effect and has not been cancelled, revoked, suspended, surrendered or terminated or varied.] 4 [The Trust is the only trust of which the Company is a trustee.] Approvals 5 A meeting of the directors of the Company has passed resolutions to authorise the Company to:

Corrs Chambers Westgarth 3445-6323-2315v7 73 Syndicated Loan Note Subscription Agreement – Project Mustang (a) enter the transactions (Transactions) contemplated in the Transaction Documents to which it is a party; and (d) execute the Transaction Documents to which it is a party and such further documentation as may be required by a Finance Party to implement the Transactions. 6 Before these resolutions were passed: (a) each director having any interest in the Transactions disclosed the nature and extent of that interest; (e) af ter due enquiry, the directors satisf ied themselves that no Insolvency Event has occurred or is subsisting in relation to the Company, or will result f rom the Company entering into the Transactions and performing its obligations under the Transaction Documents; and (f ) af ter careful consideration, the directors determined that: (i) they have the power to authorise the Company to enter into the Transactions; (ii) the Company [and the Trust] would receive reasonable commercial benef its by reason of entering into the Transactions; (iii) the entry into the Transactions is in the interests of the Company [and the Trust] and for a proper purpose of the Company [and the Trust]; and (iv) in entering into the Transactions neither the Company nor its directors will be exceeding or contravening any limitation (on power or otherwise) imposed by the Company's constituent documents, [the trust deed creating the trust,] the general law or otherwise. Encumbrances 7 There is no court action or unsatisfied judgment or unsatisfied statutory demand against the Company [or the Trust’s], other than [specify details]. 8 There is no Encumbrance over any of the Company's [or the Trust’s] assets other than Permitted Encumbrances. Other confirmations 9 The Company [*is/is not] a Subsidiary of , or controlled by, a public company. 10 The representations and warranties made by the Company in the Transaction Documents are true and correct as at the date of this certif icate. 11 No Insolvency Event has occurred or is subsisting in relation to the Company. 12 The Company's entry into the Transaction Documents to which it is a party and compliance with its obligations under them does not breach any of sections 195, 208 or 260A of the Corporations Act. 13 [I am/We are] aware that the Finance Parties are relying on the contents of this certif icate in providing Financial Indebtedness to (or at the request of ) the Company. A term which has a def ined meaning in the Facility Agreement has the same meaning in this Verif ication Certif icate. Yours faithfully

Corrs Chambers Westgarth 3445-6323-2315v7 74 Syndicated Loan Note Subscription Agreement – Project Mustang Signature of [sole ]director[/company secretary] [Signature of director] Print name [Print name] Date: [* Delete if inapplicable]

Corrs Chambers Westgarth 3445-6323-2315v7 75 Syndicated Loan Note Subscription Agreement – Project Mustang Schedule 4 – Drawdown Notice [On letterhead] To: Air T Lending 25.1, LLC (Facility Agent) Attention: General Counsel Dear Sirs Syndicated Loan Note Subscription Agreement dated [] between, among others, Regional Express Holdings Limited and the Facility Agent (Facility Agreement) 1 The Borrower gives you irrevocable notice pursuant to clause 4.1 of the Facility Agreement that it wishes to make a Drawing by issuing Loan Notes under the Facility. 2 The Borrower conf irms and advises as follows: (a) the proposed Drawdown Date is [##date]; (b) the subscription price payable for the proposed Loan Notes (being the amount of the proposed Drawing) is $[##amount]; (c) the account into which the subscription price payable for the proposed Drawing is to be paid is account no. [##number] in the name of [##name] at the [##branch name] branch of [##bank] OR the payee to whom the Drawing is to be paid is [##name]; and [Insert trust account details] (d) the purpose for which the proposed Drawing is required is an Approved Purpose. 3 The Borrower represents and warrants that the representations and warranties set out in clauses 7.1 and 7.2 of the Facility Agreement are true and not misleading as at the date of this notice and that each of them will be true and not misleading as at the Drawdown Date. 4 The Borrower represents and warrants that, at the date of this notice: (a) no Event of Default is subsisting; (b) no Event of Default will result f rom the Drawing being provided ; and (c) it has complied with the undertakings in clause 8 and is not aware of any breach in respect of any part of that clause. A term which has a def ined meaning in the Facility Agreement has the same meaning in this Drawdown Notice. Yours faithfully .......................................... Name: Authorised Representative of the Borrower Date:

Corrs Chambers Westgarth

Schedule 5 – Substitution certificate

Parties

1 **##[Name of new lender]** ABN ##[number] (**Substitute Lender**)

1 **##[Name of outgoing lender]** ABN ##[number] (**Retiring Lender**)

2 **Air T Lending 25.1, LLC** (**Facility Agent**) for itself and on behalf of the other parties to the Facility Agreement.

Agreed terms

1 Interpretation

1.1 Definitions

In this document:

Assigned Drawings	The participation in the Principal Outstanding representing the Substituted Participation.
Facility Agreement	The Syndicated Loan Note Subscription Agreement dated [ ] between Regional Express Holdings Limited, the Facility Agent and others.
Substituted Participation	The ##[drawn/undrawn] Commitment of the Retiring Lender ##[and the participation in the Principal Outstanding drawn under that Commitment] ##[in respect of the following Drawings] ***[Note: To be inserted if only part of participation is being substituted***] amounting to a principal amount of $[##].
Substitution Date	##[date], provided that the Substitute Lender has acceded to the Intercreditor Deed (if applicable) in accordance with its terms.

1.2 Facility Agreements Definitions

Terms defined in the Facility Agreement have the same meanings in this Certificate unless the context otherwise requires.

2 Transfer and Substitution

The Retiring Lender assigns absolutely to the Substitute Lender the Assigned Drawings with effect from and including the Substitution Date.

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Corrs Chambers Westgarth

3 Substitution

3.1 Release of Retiring Lender

The Retiring Lender will cease to have its rights and obligations as a Lender under the Finance Documents ##[relating to the Substituted Participation] [***Note: Insert if only part of Commitment assumed***] with effect from and including the Substitution Date. It will remain entitled to and bound by rights and obligations which accrue up to the Substitution Date.

3.2 Assumption by Substitute Lender

With effect from and including the Substitution Date:

(a) the Substitute Lender and each of the parties to the Facility Agreement will assume obligations towards each other and acquire rights against each other which are identical to the rights and obligations which cease under **clause 3.1**, except to the extent the obligations so assumed and rights so acquired relate to the identify of or location of the Substitute Lender and not to the identity of or location of the Retiring Lender; and

(b) the Substitute Lender will be taken to be a party to the Facility Agreement as a Lender with a Commitment ##[and participation in the Principal Outstanding] equal to the Substituted Participation.

4 Independent assessment by Substitute Lender

Without limiting the generality of **clause 2**, the Substitute Lender agrees as specified in **clauses 22.5** and **22.13** of the Facility Agreement. Those clauses apply (subject to any agreement to the contrary) as if references to the Facility Agent included the Retiring Lender. This certificate is a Finance Document for the purposes of the Facility Agreement.

5 Payments

From and including the Substitution Date the Facility Agent will make all payments due under the Finance Documents in relation to the Substituted Participation to the Substitute Lender. The Retiring Lender and the Substitute Lender will make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other amounts attributable to the Substituted Participation before the Substitution Date.

6 Notices

For the purpose of the Facility Agreement, the lending office and address for correspondence of the Substitute Lender is the address set out below.

Address:	##
Attention:	##
Email:	##

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Corrs Chambers Westgarth 3445-6323-2315v7 78 Syndicated Loan Note Subscription Agreement – Project Mustang 7 Governing law This Certif icate is governed by the laws of the state of New South Wales. 8 Counterparts This Certif icate may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument. This Substitution Certif icate is made on ##[Insert execution clauses for Retiring Lender and Substitute Lender and the Facility Agent]

Corrs Chambers Westgarth 3445-6323-2315v7 79 Syndicated Loan Note Subscription Agreement – Project Mustang Schedule 6 – Form of Loan Note Deed Poll Loan Note Deed Poll Parties Company and Guarantor Company Regional Express Holdings Limited of 81-83 Baxter Road, Mascot NSW 2020 Attention: Director/Company Secretary/General Counsel Guarantor As described in the Subscription Agreement described below. Beneficiaries Each person who is from time to time a Lender and the Facility Agent (each as described in the Subscription Agreement described below). Subscription Agreement Syndicated Loan Note Subscription Agreement dated [##] between, among others, the Company as borrower, Air T Lending 25.1, LLC as facility agent and Air T Lending 25.1, LLC as original lender. Date of deed [ ] 1 Interpretation and definitions (a) The “Interpretation” clause of the Subscription Agreement described above applies to this deed poll as if it was fully set out in this deed. (b) Terms used in this deed which are def ined in the Subscription Agreement described above have the same meanings when used in this deed. 2 The Loan Notes 2.1 Creation of Loan Notes The obligations of the Company under the Loan Notes are constituted by, and are set out in, this deed. 3 Undertakings and acknowledgment of debt The Company: (a) agrees to pay principal and interest in respect of each Loan Note issued to a Lender in accordance with the Subscription Agreement, that Loan Note and this deed; and (b) acknowledges that it is indebted to that Lender for an amount equal to the aggregate outstanding principal amount of that Lender’s Loan Notes.

Corrs Chambers Westgarth 3445-6323-2315v7 80 Syndicated Loan Note Subscription Agreement – Project Mustang 3.2 Effect of payment of interest or redemption The obligations of the Company under clause 3 are discharged to the extent interest is paid on, or a Loan Note is redeemed in accordance with, the Subscription Agreement described above. 3.3 Guarantee Holders of Loan Notes as evidenced in the Register have the benefit of , and can enforce the Guarantee contained in, clause 11 of the Subscription Agreement. 4 Rights and obligations of Lender 4.1 Benefit and entitlement This deed is executed as a deed poll. The Loan Notes are issued on the condition that the Facility Agent and each Lender has the benefit of, and is entitled to enforce, this deed subject to the Finance Documents even though it is not a party to, or is not in existence at the time of execution and delivery of , this deed. 4.2 Rights independent Each of the Facility Agent and each Lender may enforce its rights under this deed independently f rom the Registrar, subject to the Finance Documents. 4.3 Facility Agent and each Lender bound The Facility Agent and each Lender (and any person claiming through or under the Facility Agent or a Lender) is bound by this deed. The Loan Notes are issued on the condition that the Facility Agent and each Lender is taken to have notice of, and be bound by, this deed and the Subscription Agreement described above. 4.4 Directions to hold Deed Poll Each of the Facility Agent and each Lender is taken to have irrevocably instructed the Company that this deed is to be held by the Registrar on its behalf . 4.5 Finance Documents The Loan Notes are issued on the condition that each of the Facility Agent and each Lender is bound by the provisions of the Finance Documents binding on them. 4.6 Loan Notes issued as a result of Offer Each Loan Note is issued as a result of the Offer. This is the case regardless of the time of issue. 5 Form, title and status 5.1 Registered form Each Loan Note takes the form of an entry in the Register. No certif icate will be issued in respect of it, unless required by law.

Corrs Chambers Westgarth 3445-6323-2315v7 81 Syndicated Loan Note Subscription Agreement – Project Mustang 5.2 Issue of Loan Notes by entry in Register A Loan Note is: (a) issued when details of the Loan Note are f irst entered in the Register; and (b) transferred when the details of the transfer are entered in the Register. 5.3 Effect of entries in Register Each entry in the Register in respect of a Loan Note constitutes: (a) an acknowledgment to the relevant Lender by the Company of the indebtedness of the Company to that Lender under this deed; (b) an undertaking by the Company to the relevant Lender to make all payments of principal and interest in respect of that Loan Note in accordance with the terms of that Loan Note and this deed; and (c) an entitlement to the other benef its given to relevant Lender under the Finance Documents in respect of that Loan Note. 5.4 Register conclusive as to ownership Entries in the Register in relation to a Loan Note constitute conclusive evidence that the person so entered is the absolute owner of that Loan Note subject to correction for f raud or error. 5.5 Holder absolutely entitled Upon a person acquiring title to any Loan Note by virtue of becoming registered as the owner of that Loan Note, all rights and entitlements arising by virtue of this deed in respect of that Loan Note vest absolutely in the registered owner of the Loan Note f ree of all equities. Any person who has previously been registered as an owner of a Loan Note does not have, and is not entitled to assert against the Company or the Registrar or the registered owner of that Loan Note for the time being and f rom time to time, any rights, benef its or entitlements in respect of that Loan Note. 5.6 Status of Loan Notes The Loan Notes are direct and unsubordinated obligations of the Company and rank at least equally among themselves and with all other unsubordinated obligations of the Company except for liabilities mandatorily preferred by law. 6 Transfers 6.1 Limit on transfer Each Loan Note may only be transferred in accordance with the Subscription Agreement described above and this deed. 6.2 Transfer of all of Loan Note Each Loan Note may only be transferred in whole.

Corrs Chambers Westgarth 3445-6323-2315v7 82 Syndicated Loan Note Subscription Agreement – Project Mustang 6.3 Registration of transfer The transferor of a Loan Note is taken to remain the holder of that Loan Note until the name of the transferee is entered in the Register in respect of that Loan Note. 6.4 Final redemption and early redemption The Company agrees to redeem each Loan Note issued under the Facility in accordance with the Subscription Agreement described above. 7 Interest The Company agrees to pay interest on each Loan Note issued under the Facility in accordance with the Subscription Agreement described above. 8 Payments The Company agrees to make all payments under a Loan Note in accordance with the Subscription Agreement described above. 9 Governing law This deed poll and the Loan Notes are governed by the law in force in New South Wales and the Company and the Guarantor submit to the non-exclusive jurisdiction of the courts of that place. EXECUTED as a deed poll [Insert execution clauses for Company and Guarantor]

Corrs Chambers Westgarth 3445-6323-2315v7 83 Syndicated Loan Note Subscription Agreement – Project Mustang Execution Executed as an agreement. Borrower Signed, sealed and delivered for and on behalf of Regional Express Holdings Limited in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print)

Corrs Chambers Westgarth 3445-6323-2315v7 84 Syndicated Loan Note Subscription Agreement – Project Mustang Guarantors Signed, sealed and delivered for and on behalf of Air Partners Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print) Signed, sealed and delivered for and on behalf of Rex Investment Holdings Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print) Signed, sealed and delivered for and on behalf of Regional Express Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print)

Corrs Chambers Westgarth 3445-6323-2315v7 85 Syndicated Loan Note Subscription Agreement – Project Mustang Signed, sealed and delivered for and on behalf of Rex Flyer Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print) Signed, sealed and delivered for and on behalf of Australian Aero Propeller Maintenance Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print) Signed, sealed and delivered for and on behalf of Australian Airline Pilot Academy Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print)

Corrs Chambers Westgarth 3445-6323-2315v7 86 Syndicated Loan Note Subscription Agreement – Project Mustang Signed, sealed and delivered for and on behalf of AAPA Victoria Pty Ltd in accordance with section 127 of the Corporations Act 2001 (Cth) by: ) ) ) ) Signature of Director Signature of Director/Secretary Name of Director (print) Name of Director/Secretary (print)

Corrs Chambers Westgarth 3445-6323-2315v7 87 Syndicated Loan Note Subscription Agreement – Project Mustang SEA L Facility Agent Signed, sealed and delivered for and on behalf of Air T Lending 25.1, LLC in the presence of : SEAL .............................................................. Signature of Witness .............................................................. Name of Witness (print) .............................................................. Signature of Authorised Signatory .............................................................. Name of Authorised Signatory (print) Security Trustee Signed, sealed and delivered for and on behalf of P.T. Limited ABN 67 004 454 666 as trustee of the Security Trust by its attorney under Power of Attorney dated 21 June 2017 in accordance with section 126 of the Corporations Act 2001 (Cth): Signature of attorney Print name By executing this document the attorney states that the attorney has received no notice of revocation of the Power of Attorney

Corrs Chambers Westgarth 3445-6323-2315v7 88 Syndicated Loan Note Subscription Agreement – Project Mustang SEA L Original Lender Signed, sealed and delivered for and on behalf of Air T Lending 25.1, LLC in the presence of : SEAL .............................................................. Signature of Witness .............................................................. Name of Witness (print) .............................................................. Signature of Authorised Signatory .............................................................. Name of Authorised Signatory (print)